AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.  INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED.  THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE.  WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

Preliminary Offering Circular Dated May 25, 2021

StartEngine Collectibles Fund I LLC

9900 Culver Boulevard,

Culver City, CA 90232

(949) 415-8730

www.startengine.com

Best Efforts Offering of Series Shares

StartEngine Collectibles Fund I LLC, a Delaware series limited liability company (which we refer to as “we,” “us,” “our” or “our company”), is offering, on a best efforts basis, the membership interests each of the series of our company.

All of the series of our company offered hereunder may collectively be referred to in this Offering Circular as the “series” and each, individually, as a “series.”  The membership interests of all series described above may collectively be referred to in this Offering Circular as the “shares” and each, individually, as a “share” and the offerings of the shares may collectively be referred to in this Offering Circular as the “offerings” and each, individually, as an “offering.” See “Securities Being Offered” for additional information regarding the shares.

The shares are non-voting limited liability company membership interests in a series of our company. Each series is treated as a unique legal entity. Purchasing a share in a series does not confer to the investor any ownership in our company or any other series. Each series is managed by an Administrative Manager and an Asset Manager. The Administrative Manager will be the investor liaison to our company, and will perform duties such as assisting our company with communications to our investors, providing shareholder services, handling the distributions of dividends, and overseeing our shareholder records. Further the Administrative Manager will source and secure the rights to the underlying assets in each Series. The Asset Manager will manage the assets owned the particular series it manages, and has full authority to determine how to best utilize the asset owned by the series. StartEngine Assets, LLC will serve as Administrative Manager to each series of our company, while the Asset Manager may be different for each series of our company. Investors will not have any say in the management of the assets or series of the company. See “The Company’s Business” for more information on the duties of our Administrative Manager and Asset Manager(s) of our series.

There will be separate closings with respect to each offering. An offering will terminate at the earlier of (i) the date at which the maximum offering amount has been sold; or (ii) the date at which the offering is earlier terminated by the company at its sole discretion provided that subscriptions for the minimum number of shares for that particular series’ offering has been accepted. If a closing has not occurred, an offering shall be terminated upon (i) the date which is one year from the date such offering circular or amendment thereof, as applicable, is qualified by the U.S. Securities and Exchange Commission (the “Commission”), which period may be extended with respect to a particular series by an additional six months by our Administrative Manager in its sole discretion, or (ii) any date on which our Administrative Manager elects to terminate the offering for a particular series in its sole discretion. At least every 12 months after this offering statement has been qualified by the Commission, the company will file a post-qualification amendment to include the company’s recent financial statements. The company has engaged Prime Trust, LLC as escrow agent to hold any funds that are tendered by investors. The offerings are being conducted on a best-efforts basis without any minimum target. Provided that an investor purchases shares in the amount of the minimum investment, $500 (50 shares), there is no minimum number of shares that needs to be sold in order for funds to be released to the company and for an offering in a series to close, which may mean that the company does not receive sufficient funds to cover the cost of this offering. The company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be made available to the relevant series. After the initial closing of an offering in a series, we expect to hold closings on at least a monthly basis.

	Price to public		Underwriting discount and commissions(1)	Proceeds to Issuer
Series Wine
Per Share		$10.00	$0		$10.00
Total Minimum*
Total Maximum*	$	[_]	$0	$	[_]

Series Music
Per Share		$10.00	$0		$10.00
Total Minimum*
Total Maximum*	$	[_]	$0	$	[_]

(1)	We are not selling the shares in series in this offering through commissioned sales agents or otherwise. Investors will not pay any upfront selling commissions in connection with the purchase of our shares. Following the completion of the offering, Series Wine and Series Music will reimburse the Managing Member and their respective Asset Managers for formation and offering costs, which are expected to be approximately $60,000 each (or $120,000 in total) for Series Music and Series Wine, consisting of legal expenses, audit fees, formation expenses, blue sky fees, EDGARization fees, and formation fees. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed shall not exceed 0.50% of the aggregate gross proceeds from an offering of that series. If the sum of the total unreimbursed amount of such offering and formation expenses, plus new costs incurred since the last reimbursement payment, for that series exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.50% limit), calculated on an accumulated basis, until the Managing Member and relevant Asset Manager have been reimbursed in full. See “Management Compensation” for a description of additional fees and expenses that our company and its series will pay to their Managers.

*	Prior to qualification of the offering statement of which this offering circular forms a part, the total minimum and total maximum offering amounts will be provided once the underlying asset or assets have been determined.

Sales of these securities will commence on approximately [___], 2021.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” on page 12.

The company is following the “Offering Circular” format of disclosure under Regulation A.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Summary -- Implications of Being an Emerging Growth Company.”

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY.  THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT.  WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS.  INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.  THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

SERIES OFFERING TABLE

The table below shows key information related to the offering of each series. Please also refer to “The Underlying Assets” and “Use of Proceeds” for further details.

Series Name	Underlying Asset(s)	Offering Price per Share	Maximum Offering Size		Minimum/ Maximum Membership Interests	Opening Date	Closing Date	Status
Series Wine	[_](1)	$10.00	$	[_]	[_]/[_]	[_]	[_]	Not Yet Launched
Series Music	[_](2)	$10.00	$	[_]	[_]/[_]	[_]	[_]	Not Yet Launched

(1)	Once the underlying asset(s) to be acquired has been identified, specific arrangement for the acquisition of the specific underlying asset(s) will be disclosed (e.g. via an upfront purchase, purchase agreement, or purchase option agreement, as described further under “The Company’s Business – Asset Acquisition”).
(2)	Once the underlying asset(s) to be acquired has been identified, specific arrangement for the acquisition of the specific underlying asset(s) will be disclosed (e.g. via an upfront purchase, purchase agreement, or purchase option agreement, as described further under “The Company’s Business – Asset Acquisition”).

SUMMARY

Overview

StartEngine Collectibles Fund I LLC is a series limited liability company formed on October 14, 2020 pursuant to Section 18-215 of the Delaware Limited Liability Company Act, or the LLC Act.

As a series limited liability company, title to our underlying assets will be held by, or for the benefit of, the applicable series of interests. We intend that each series of interests will own its own underlying assets, which will be “collectibles” – generally, assets of limited quantity that have a perceived or demonstrated value. We anticipate that the assets can be broad in scope, ranging from items typically thought of as collectibles (e.g., wine and a vintage automobiles) to assets that are much more unique, including copyright assets and contractual royalty rights. We hope to redefine what it means to be a “collectible”. A new series of interests will be issued for future collectibles or other alternative assets to be acquired by us.

We believe that alternative assets are capable of delivering quality returns to investors. However, investing in alternative assets can often require significant financial resources and significant knowledge about the underlying assets and the assets’ respective industries. Due to these high barriers to entry, access to investments in alternative assets have been restrained to a fraction of the global economy. Even those that do have access to top quality alternative investments are faced with high fees, lack of transparency, and significant operational overheads. With high transactional costs and low transaction volumes, investors in alternative assets often suffer from illiquidity, resulting in long holding periods that make such investments inaccessible for many investors.

We plan to democratize alternative asset investing by providing access, liquidity and transparency. For different types of assets, we have and are gathering a team of individuals with knowledge and experience needed to effectively select and actively manage such assets. Investing in our series will give investors access to “collectible” assets that we deem to be valuable.

We plan to target the acquisition of underlying assets ranging in price anywhere from $25,000 to $5,000,000. Some assets may also be below this range. The first two series of our company are Series Music and Series Wine. See “The Company’s Business” for more information on our business and plan of operations.

Initial Target Asset Acquisitions

Series Music

Series music intends to acquire [_]. For more information, please see “The Company’s Business – Series Music”.

Series Wine

Series Wine intends to acquire [_]. For more information, please see “The Company’s Business – Series Wine”.

Members of our company

An investor who has purchased shares in one of our series in this offering will become an “Economic Member” of our company (as defined in our limited liability company agreement filed as Exhibit 2.2, or our “operating agreement”). No Economic Member, in its capacity as such, will participate in the operation or management of the business of our company or any series, nor transact any business in our company or any series.

Managers of our company

Our Managing Member, StartEngine Assets, LLC the full power and authority to do, and direct our other Managers to do, all things necessary or appropriate to conduct the business of our company and each series, without the consent of our Economic Members. StartEngine Assets, LLC, a Delaware limited liability company formed on May 18, 2020 is the Managing Member of our company, and the Administrative Manager of our company and each series of our company. We refer to StartEngine Assets, LLC herein as the “Managing Member” when referring to its duties in this capacity, and as our “Administrative Manager” when referring to its duties in this capacity.

As the Administrative Manager, StartEngine Assets, LLC be responsible for identifying the assets to be purchased by a series from the offering of that series’ shares. The Administrative Manager will also be the investor liaison to our company, and will, among other things, assist with communications to our investors, provide shareholder services to our investors, and handle the distributions of dividends, and overseeing our shareholder records. Our Administrative Manager will coordinate with its affiliates who will serve in various capacities, including StartEngine Secure LLC, who will act as our transfer agent, StartEngine Primary LLC, who, through its alternative trading system, StartEngine Secondary LLC, will facilitate resales of our shares, and StartEngine Crowdfunding Inc. that owns and operates an online investment platform www.startengine.com. See “The Company’s Business—Managers of our Company”

Managers of our Series

Each series has appointed an asset manager (an “Asset Manager”) to manage the underlying asset or assets related to such series. Such Asset Manager have sole authority and complete discretion over the care, custody, maintenance and management of each underlying assets and to take any action that it deems necessary or desirable in connection therewith. The Asset Manager of Series Music will be Skimmer Music LLC, and the Asset Manager of Series Wine will be Vinovest, Inc., each of which are unrelated third-parties of our company.

Unless otherwise noted in the series designation for a particular series (each, a “Series Designation”), StartEngine Assets, LLC will serve as the Administrative Manager for each series, and will perform substantially the same services as it does for our company. Collectively, we refer to the Managing Member, Administrative Manager (of our company or a series), and Asset Manager, or any combination thereof, as the “Managers”. We also refer to these managers on an individual basis a “Manager”, where context permits.

Our Managing Member has delegated to the Managers of our series (i.e. the Asset Manager and Administrative Manager) broad asset management and operational powers over the series. In these capacities, the Managers of a particular series will (among other things):

•	Serve as the investment and financial manager with respect to underwriting, financing, originating, servicing, investing in, redeveloping and eventually selling a diversified portfolio of the series assets;

•	Manage and perform the various administrative functions necessary for the day-to-day operations and management of the series assets;

•	Provide or arrange for administrative services, legal services, office space and other overhead items necessary for and incidental to acquisition, management and disposition of series assets;

•	Maintain reporting, record keeping, internal controls and similar matters with respect to the series assets in a manner to allow our company to comply with applicable law, including the requirements of under Section 18-215 of the LLC Act;

•	Monitor and evaluate the performance of the investments, provide daily management services and perform and supervise the various management and operational functions related to the series assets;

•	Formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement and marketing of investments on an overall portfolio basis;

•	Recommend distribution policies for each series to the Managing Member and, subject to approval by the Managing Member, authorize distributions from time to time; and

•	Manage communications with Economic Members.

Advisory Board

Our Managing Member may establish an advisory board comprised of experts in a particular industry to provide guidance and strategic advice to our company, or a particular series of our company. For our company, this may be advising on the creation of a particular series with a new collectibles asset class focus. For our series, this may be assisting in identifying, acquiring, and managing the particular assets of that series, or advising on other general business matters. See “The Company’s Business” for more information on the functions of our company’s advisory board.

Organizational Chart

Operating Expenses

Each series of our company will be responsible for its own third-party charges and out-of-pocket costs and expenses incurred as a result of acquiring and managing the assets of a particular series, or for any other permissible business activity of a series. All operating expenses paid on behalf of a series by its Managers will be reimbursed to such Managers.

Each Manager will bear their own expenses of an ordinary nature, including, all costs and expenses on account of rent (other than for direct expenses for the underlying assets, including storage for wine), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the underlying assets).

If the operating expenses exceed the amount of revenues generated from a series and cannot be covered by any reserves on the balance sheet of such series, our Managing Member may:

•	issue additional shares in such series;

•	pay such operating expenses and not seek reimbursement; and/or

•	enter into an agreement in which a Manager loans the amount of the operating expenses to the applicable series, on which such Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by that series.

Offering and Formation Expenses

Each series of our company will be responsible for the costs and expenses attributable to the formation of series and the offering for that particular series, including expenses allocated to them under our allocation policy (we refer to these as “Offering and Formation Expenses”), see "The Company’s Business—Allocations of Expenses”. If such costs and expenses are paid by a Manager on behalf of the series, the series will reimburse the Manager for such expenditures. We expect that the total Offering and Formation Expenses that will be incurred in connection with Series Wine and Series Music will be $120,000. In accordance with our allocation policy, this amount may be reduced if another series is established by our company. See “The Company’s Business—Allocations of Expenses” for more information on our allocation policy.

Distribution Rights

For each series, our Managing Member intends to declare and pay distributions to the shareholders of that series equal to:

•	a return on their investment (a “Preferred Return”); and

•	any excess cash from the Free Cash Flow (defined below) after distributions of the Preferred Return and any Service Fee (defined further below) paid to the Managers.

The rate of the Preferred Return will be specific to each series of our company (as set forth in the applicable Series Designation). For Series Wine, the rate of the Preferred Return will be 4%. For Series Music, the rate of Preferred Return will be 4%. To the extent the Preferred Return is not paid in a particular period, the amount pf Preferred Return will be paid if and when there are available funds in the Free Cash Flow.

The Service Fee will also be specific to each series. For more information on a Service Fee applicable to a specific series, see the “Management Compensation” section of this Offering Circular.

The Managing Member intends to make distributions on a basis that is appropriate for the underlying assets to the shareholders of a series to satisfy the amount of Preferred Return that has accrued (for the current as well as prior periods). For instance, Series Music may receive royalty payments on a quarterly basis. In that case, we expect the Administrative Manager would pay distributions quarterly as well. See “The Company’s Business – Series Music – Liquidity of Music Assets”. However, for Series Wine, there may only be payments when an asset is sold and a new asset purchased, which may lead to more sporadic payments, see “The Company’s Business – Series Wine – Liquidity of Wine Assets”. There is no requirement to pay distributions at any given time.

Distributions of Preferred Return will be paid out of the available “Free Cash Flow” of a series, which consists of the net income (as determined under GAAP) generated by such series (before accounting for the Service Fee) plus any change in net working capital and depreciation and amortization (and any other non-cash operating expenses and/or and amounts that were previously retained as cash reserves that, during such period, the Managing Member determines are no longer needed by our company) and less any capital expenditures related to the underlying assets related to such series. Any amounts remaining after payment of the Preferred Return and Service Fee will be distributed on a pro-rata basis to shareholders of a series, if available.

Our Administrative Manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to holders of each series of shares except as otherwise limited by law or the operating agreement. See “Securities Being Offered – Distribution Rights” for further details on distributions to shareholders of our series’ shares.

Distributions upon Liquidation

In connection with the liquidation of a series, whether as a result of the dissolution of our company or the termination of such series, all property and Free Cash Flows (excluding any Service Fee accrued and unpaid) in excess of the amounts required to discharge liabilities of that series that are contingent, conditional or unmatured, shall be distributed to the holders of the shares of the series on an equal per share basis. See “Securities Being Offered – Liquidation Rights.”

Management Compensation

Pursuant to our operating agreement, the Asset Manager and Administrative Manager of each series will each receive two fees as compensation for the services they provide to that series: a Service Fee (which will be a percentage of the amount of revenues the series generates) and an Asset Management Fee (which will be a percentage of the value of the assets of the series).

In addition, the Administrative Manager of the company will receive a sourcing fee of 15.0% of the amount paid for the underlying asset (“Sourcing Fee”), paid to the Administrative Manager as compensation for due diligence services in evaluating, investigation and discovering the underlying assets. The Sourcing Fee is subject to change or may be waived in sole discretion of the Administrative Manager.

For more information, see the “Management Compensation” section of this Offering Circular.

The Offerings

This offering is for shares of Series Music and Series Wine in StartEngine Collectibles Fund I LLC. The shares being sold in this offering will be non-voting except with respect to certain matters set forth in our limited liability company agreement, dated January 5, 2021 as amended from time to time, or the “operating agreement”. The purchase of a particular series of shares is an investment only in that series of our company and not an investment in our company as a whole. The rights of the shares are described more fully in “Securities Being Offered.”

Securities being offered:	Maximum of [_] shares of Series Music Maximum of [_] shares of Series Wine

Shares outstanding before the offering	0 shares of Series Music 0 shares of Series Wine

Shares outstanding after the offering (1)	[_] shares of Series Music [_] shares of Series Wine

Minimum and maximum subscription:	The minimum subscription by an investor is 50 shares for Series Music (or $500) and 50 for Series Wine (or $500) and the maximum subscription by any investor is for shares representing 19.99% of the total shares of a particular series, although such maximum thresholds may be waived by our Administrative Manager in its sole discretion.

Use of proceeds:

The proceeds received in an offering will be applied as set forth in the “Use of Proceeds” section of this Offering Circular, and will generally be used to acquire the specific assets related to that offering.

Risk factors:	Investing in our shares involves risks. See the section entitled “Risk Factors” in this Offering Circular and other information included in this Offering Circular for a discussion of factors you should carefully consider before deciding to invest in our shares.

(1)	Does not include the initial share that will be issued to the Managing Member at the formation of each Series, which has no economic rights.

Implications of Being an Emerging Growth Company

As an issuer with less than $1 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant if and when we become subject to the ongoing reporting requirements of the Exchange. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

•	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

•	will not be required to obtain a non-binding advisory vote from our securityholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

•	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

•	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1.07 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

RISK FACTORS

The SEC requires our company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its line of business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Relating to Our Company’s Operations and Structure

An investment in an offering constitutes only an investment in a particular series and not in our company or the underlying assets.

A purchase of our shares does not constitute an investment in either our company or the underlying assets directly. This results in limited voting rights of the investor, which are solely related to the series. Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the operating agreement that would adversely change the rights of the interest holders and removal of our Managing Member for “cause.” The Managing Member thus retains significant control over the management of our company and its underlying assets. Furthermore, because the shares do not constitute an investment in our company as a whole, holders of a particular series of shares will not receive any economic benefit from, or be subject to the liabilities of, the assets of any other series of interest. In addition, the economic interest of a holder in a series will not be identical to owning a direct undivided interest in the underlying assets because, among other things, the series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the underlying assets.

We are a brand-new company with no operating history, which may make it difficult for investors to evaluate our business model and to assess our future viability.

We are a newly formed limited liability company with no operating history upon which an evaluation of our past performance and future prospects of a series. Our operations to date have been limited to organizing our company, identifying the Asset Managers and Administrative Manager, and engaging in activities related to this offering. No guarantee can be given that our company or a series will achieve their investment objectives, the value of the underlying assets will increase or the underlying assets will be successfully monetized.

The offering amount will exceed the value of the underlying assets and if the underlying assets are sold before they appreciate or generate income, then investors will not receive the amount of their initial investment back.

The size of an offering will exceed the purchase price of the related underlying assets as at the date of such offering (as the proceeds of the offering in excess of the purchase price of the underlying assets will be used to pay fees, costs and expenses incurred in making the offering and acquiring the underlying assets, as well as the Sourcing Fee to our Administrative Manager). If the underlying assets had to be sold and there had not been substantial appreciation of the underlying assets prior to such sale, there may not be sufficient proceeds from the sale of the underlying assets to repay investors the amount of their initial investment (after first paying off any liabilities on the underlying assets at the time of the sale including, but not limited to, any outstanding Operating Expenses Reimbursement Obligation) or any additional profits in excess of this amount.

Operating Expenses that are incurred after each closing will reduce potential distributions, if any, and the potential return on investment resulting from the appreciation of the underlying assets, if any.

Operating Expenses incurred post-closing will be the responsibility of the applicable series. For our various series, the Operating Expenses may include expenses related to perfecting the rights to those assets and on-going maintenance of those assets (e.g., storage, insurance, administrative fees, etc.). If the Operating Expenses exceed the amount of revenues generated from the underlying assets related to such series, our Managers may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the series, on which our Managers may impose a reasonable rate of interest, and be entitled to reimbursement, and/or (c) cause additional shares of such series to be issued in order to cover such additional amounts.

If there is a reimbursement obligation to a Manager, this reimbursable amount between related parties would be taken out of the Free Cash Flow generated by the series and could reduce the amount of any future distributions payable to investors, or could cause delays in distributions of Preferred Return to investors. If additional series interests are issued, this would dilute the current value of the interests held by existing investors and the amount of any future distributions payable to such existing investors.

The success of any series depends in large part upon its Asset Manager and its ability to execute our business plan.

The successful operation of our series is in part dependent on the ability of the Asset Managers to effectively manage the underlying assets. Currently, Vinovest, Inc. serves as the Asset Manager of Series Wine, and Skimmer Music LLC serves as the Asset Manager for Series Music. Vinovest, Inc. has only been in existence since September 2019 and Skimmer Music LLC has only been in existence since November 12, 2016. Each is an early-stage startup company, and has no significant operating history within the fine wine and music sectors, respectively, that would evidence an ability manage and the underlying assets of each series. If an Asset Manager cannot effectively manage the underlying assets of its series, investors may not receive the expected returns on their investment. Our Asset Managers also may face challenges in adjusting to management requirements associated with the size of investment we are seeking in this offering. If the series Asset Managers cannot effectively scale-up their operations to assist with these increased needs, our business, and therefore your investment, may suffer.

Our Administrative Manager may sell its Shares post-closing which may result in a reduction in value of your Shares if there are too many series Shares available and not enough demand for those Shares.

Our Administrative may opt to forego a portion of the cash Sourcing Fee it is entitled to receive in exchange for shares of a particular series of equal value to the amount of the cash fee the Administrative Manager would have received from the full Sourcing Fee. Our Administrative Manager has no present intention to sell its interests, and any future sales would be based upon our potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to our interests. There is a risk that a sale by our Administrative Manager may result in too many interests being available for resale and the price of the relevant series of interests decreasing as supply outweighs demand.

The success of our company (and therefore, each series) will be highly dependent on the expertise and performance of our Asset Managers and their teams, expert networks and other investment professionals. There can be no assurance that these individuals will continue to be associated with our Asset Managers. The loss of the services of one or more of these individuals could have a material adverse effect on the Asset Managers’ ongoing management and support of the investment of the holders of the series shares.

Each series of our company is expected to invest only in the related underlying assets; therefore, your investment will not be diversified and will appreciate or depreciate based on the value of the underlying assets regardless of market conditions.

It is not anticipated that any series would own any assets other than its related underlying assets, plus potential cash reserves for maintenance, storage, insurance and other expenses pertaining to the underlying assets and amounts earned by the related series from the monetization of the underlying assets, if any. Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to the interests offered hereby.

A series may never realize sufficient income or capital appreciation for delivering to our investors a preferred return.

While our goal is to generate a preferred return for our investors in our series and to pay investors dividends, there can be no assurances that we will ever pay any dividends. Our operating agreement provides that each series will pay its Managers or their affiliates an Asset Management Fee which may reduce funds available to pay the Preferred Return to investors, or dividends from any Free Cash Flow available after such returns are paid. Further, each series will pay its Managers and their affiliates a Service Fee, which will further reduce any additional dividends payable to investors above their Preferred Return, which lowers the value of your investment (compared to if the Asset Management and Service Fees were not paid to the Managers of a series).

Our Managing Member in its sole discretion ultimately determine what distributions, if any will be made to holders of each series of securities.

Our Managing Member in its sole discretion ultimately determine when and what distributions, if any will be made to holders of each series of securities. For instance, the company may be required to create such reserves as our Administrative Manager deems necessary from time to time to meet future operating expenses, anticipated costs and liabilities of that series. That decision is ultimately reviewed by our Managing Member (consisting of our Administrative Manager) with no independent review or input from our investors. For clarity, investors do not have any rights under our operating agreement to audit, or otherwise receive an explanation regarding, decisions regarding their distribution rights. Moreover, if reserves are created, the Free Cash Flow otherwise available for distribution to holders of securities of that series will be reduced.

Operating expenses will be the responsibility of the applicable series. However, if the operating expenses of the series exceed the amount of revenues generated from the underlying assets related to such series, the Managing Member may issue additional shares in such series; determine that the Managing Member pay such excess operating expenses and not seek reimbursement; and/or enter into an agreement pursuant to which a Manager loans to the series an amount equal to the remaining excess operating expenses, on the Manager may impose a reasonable rate of interest, and be entitled to reimbursement.

In the case of reimbursement, this reimbursable amount between related parties would be taken out of the Free Cash Flow generated by the series and could reduce the amount of any future distributions payable to investors of that series.

Any adverse changes in the financial health of our Managers of our Series or their affiliates could hinder a series’ operating performance and the return on your investment.

Managers of our series have been delegated the responsibilities to manage the operations and portfolio of assets of that particular series. Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of the Managers of these series and their affiliates as well as the professionals relied on by these Managers in the identification and acquisition of investments and the management of assets in a series. Any adverse changes in the financial condition of the Managers of a series or our relationship with the Managers of a series could hinder their ability to successfully manage the operations and portfolios of that series, negatively impacting your investment in that series.

Our success is dependent, in part, upon our ability to successfully conduct this offering through the StartEngine Platform, which makes an investment in us more speculative.

We will continue to conduct this offering primarily through the StartEngine Platform, which is owned by StartEngine Crowdfunding, LLC. Only a limited number of alternative asset investment opportunities have been offered through the StartEngine Platform prior to this offering. The success of this offering, and our ability to implement our business strategy, is dependent upon our ability to sell our series shares to investors through the StartEngine Platform. If we are not successful in selling our series shares through the StartEngine Platform, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

Risks Related to Series Music

(In this section, unless the context otherwise requires, “we,” “us,” “our,” or the “series” refers to Series Music).

Income generated by Music Assets may be reduced if the recorded music industry fails to grow or streaming revenue fails to grow at a sufficient rate to offset download and physical sales declines.

Legal digital music has rapidly grown since 2003, and revenue from music downloads and streaming services have emerged, with streaming revenue experiencing multi-year growth and currently accounting for more than 50% of the overall revenue in the recorded music business. According to the International Federation of the Phonographic Industry (“IFPI”), digital downloads accounted for only 5.9% of global digital recorded music revenue in 2019. Although revenue from digital downloads fell by 15.3% in 2019, that decline was more than offset by the 22.9% increase in streaming revenue in 2019. While we believe these statistics to show growth in the music industry as a whole, please note that these statements about the music industry and potential growth rates in the music industry do not reflect the value of or potential returns on the shares of our company or of Series Music.

There can be no assurances that this growth pattern will persist or that digital revenue will grow at a rate sufficient to offset declines in physical sales, or that changes in streaming models will not negatively impact income generated from our Music Assets. A declining recorded music industry is likely to lead to reduced levels of revenue and operating income generated by the recorded music business. There are also a variety of factors that could cause the prices in the recorded music industry to be reduced. They are, among others, consumption during a global pandemic and fear for economic downturns, price competition from the sale of motion pictures and videogames in physical and digital formats, the negotiating leverage of mass merchandisers, big-box retailers and distributors of digital music, the increased costs of doing business with mass merchandisers and big-box retailers as a result of complying with operating procedures that are unique to their needs and any associated changes.

Changes in technology may affect our ability to receive payments from Music Assets.

The recorded music business is dependent in part on technological developments, including access to and selection and viability of new technologies, and is subject to potential pressure from competitors as a result of their technological developments. For example, the recorded music business may be further adversely affected by technological developments that facilitate the piracy of music, such as Internet peer-to-peer filesharing activity, by an inability to enforce intellectual property rights in digital environments, and by a failure to develop successful business models applicable to a digital environment. The recorded music business also faces competition from other forms of entertainment and leisure activities, such as cable and satellite television, motion pictures, and videogames, whether in physical or digital formats. The new digital business, including the impact of ad-supported music services, some of which may be able to avail themselves of “safe harbor” defenses against copyright infringement actions under copyright laws, may also limit the recorded music industry’s ability to receive income from Music Assets. Due to such “safe harbor” defenses, revenue from ad-supported music services may not fully reflect increases in consumption of recorded music. In addition, the recorded music industry is currently dependent on a small number of leading digital music services, which allows such services to significantly influence the prices that can be charged in connection with the distribution of digital music. It is possible that the share of music sales by a small number of leading mass-market retailers, as well as online retailers and digital music services, will continue to grow, which could further increase their negotiating leverage and put pressure on prices, ultimately decreasing the income we will receive from Music Assets.

Failure to obtain, maintain, protect and enforce our intellectual property rights could substantially harm our business, operating results and financial condition.

The success of our business depends on our ability to obtain, maintain, protect and enforce our copyrights and other intellectual property rights related to the Music Assets. The measures that we take to obtain, maintain, protect and enforce our intellectual property rights, including, if necessary, litigation or proceedings before governmental authorities and administrative bodies, may be ineffective, expensive and time-consuming and, despite such measures, third parties may be able to obtain and use our intellectual property rights without our permission. Additionally, changes in law may be implemented, or changes in interpretation of such laws may occur, that may affect our ability to obtain, maintain, protect or enforce our intellectual property rights. Moreover, with Music Assets, it is possible that despite our due diligence efforts there could be successful challenges by third parties to the ownership of a particular copyright or royalty stream or, if acquired as a group of assets, the entire group in which case the value of the asset(s) might be significantly less valuable, or of no value. Failure to obtain, maintain, protect or enforce our intellectual property rights could harm our brand or brand recognition and adversely affect our business, financial condition and results of operation.

Digital piracy may lead to decreased sales in the recorded music industry and affect our ability to receive income from Music Assets.

The combined effect of the decreasing cost of electronic and computer equipment and related technology such as the conversion of music into digital formats have made it easier for consumers to obtain and create unauthorized copies of music recordings in the form of, for example, MP3 files. For example, based on a global study conducted by IFPI in April 2018, more than one-third of music consumers pirated music, and that approximately 32% of the music privacy took place via stream-ripping. Such piracy will have a negative effect on revenues attributable to Music Assets we acquire. In addition, while growth of music-enabled mobile consumers offers new opportunities for growth in the music industry, it also opens the market up to risks from behaviors such as “sideloading” and mobile app-based downloading of unauthorized content. As the business shifts to streaming music or access models, piracy in these models is increasing. For example, the practice of “stream-ripping,” where websites or software programs enable end-users to obtain an unauthorized copy of the audio file associated with a music video, is a growing practice among young people and in parts of the world with high mobile data costs. Research conducted by Ipsos, a recognized third-party market research firm, in conjunction with IFPI, shows that nearly half of the people aged 16 to 24 use software to make illegal copies of streamed music. This activity, known as stream ripping, has now become the top form of music piracy. The impact of digital piracy on legitimate music sales and subscriptions is hard to quantify but we believe that illegal filesharing and other forms of unauthorized activity has a substantial negative impact on music sales and on the royalty income that we may receive, including royalties derived from Music Assets. The music industry is working to control this problem in a variety of ways including by litigation, by lobbying governments for new, stronger copyright protection laws and more stringent enforcement of current laws, through graduated response programs achieved through cooperation with Internet service providers and legislation being advanced or considered in many countries, through technological measures and by enabling legitimate new media business models. However, we do not know whether such measures will be effective, and if such measures are not effective, our royalty income derived from our Music Assets may decrease.

Organized industrial piracy may lead to decreased sales in the recorded music industry and affect our ability to receive income from Music Assets.

The global organized commercial pirate trade is a significant threat to content industries, including the music sector. A 2016 study by Frontier Economics estimates that digitally pirated music, movies and software could reach between $384 to $856 billion in value by 2022. Unauthorized copies and piracy have contributed to the decrease in the volume of legitimate sales and may have an adverse impact on our ability to receive royalty income from Music Assets we acquire.

Sellers of the assets do not owe any fiduciary duties to us or our investors, and they have no obligation to enhance the value of the underlying Music Assets or disclose information to our investors.

The intellectual property owners have no obligation to enhance the value of the underlying Music Assets we may acquire. For example, the recording artist may decide to retire which may have the effect of decreasing future royalty income on the music. Furthermore, neither the recording artist nor the intellectual property rights owner owe any fiduciary duties to us or our investors. Our investors will have no recourse directly against the recording artist or the intellectual property rights owner, either under the agreement to purchase the Music Assets or under state or federal securities laws.

Risks Related to Series Wine

(In this section, unless the context otherwise requires, “we,” “us,” “our,” or the “series” refers to Series Wine.)

The wines in Series were selected based on an algorithm There is no guarantee that this Wine Algorithm will be successful in selecting wines that will generate returns.

Vinovest, Inc. has assisted our Administrative Manager in selecting the underlying assets for Series. Vinovest, Inc. has developed an algorithm designed to select undervalued, appreciating wines to invest in (the “Wine Algorithm”). Although the proprietary Wine Algorithm utilized by Vinovest, Inc. is based upon certain quantifiable characteristics, there is no assurance that the Wine Algorithm will accurately assess the risks associated with the wine asset being sought or successfully choose wines that will appreciate in value. In addition, certain criteria that the Wine Algorithm uses to select wines is subjective in nature, such as the opinions of wine critics and sommeliers. For all data utilized by the Wine Algorithm, Vinovest, Inc. endeavors to use data from reputable sources in the industry; however, it may rely on the accuracy of the underlying data without any means of detailed verification. Consequently, recommendations made by the Wine Algorithm may be based off of inaccurate information, which could lead to underperforming wines, and, as result, may harm the value of your investment in this series.

Wine is hard to value and any valuations obtained are not guarantees of realizable price.

Wine can be difficult to value. We will strive to obtain proper valuations of the underlying assets based on quantifiable data (e.g. market performance, previous sales history, etc.) – however, valuations will also be based on subjective opinions of expert and the Asset Manager of our series, which may be inaccurate. As relevant, our Asset Manager will strive to source data from reputable valuation providers in our industry; however, it may rely on the accuracy of the underlying data without any means of detailed verification. Consequently, valuations may be uncertain.

The value of the underlying assets can go down as well as up. Valuations are not guarantees of realizable price, do not necessarily represent the price at which our shares may be sold. The value of the underlying assets may be materially affected by a number of factors outside of our control, including, any volatility in the economic markets and the condition of the underlying assets.

Potentially high storage, maintenance and insurance costs for the underlying assets may adversely impact the value of the related series and the amount of distributions made holders of shares.

In order to protect and care for the wines in Series Wine, our Asset Manager must ensure adequate storage facilities, maintenance work and insurance coverage. The cost of care may vary from year to year depending on changes in the insurance rates for covering fine wines and changes in the cost of storage for the fine wines. It is anticipated that as we acquire more wines, our Asset Manager may be able to negotiate a discount on the costs of storage, maintenance and insurance due to economies of scale. These reductions are dependent on our acquiring a number of fine wines and service providers being willing to negotiate volume discounts and, therefore, are not guaranteed.

If costs turn out to be higher than expected, this will impact the value of the series, the amount of distributions made to investors holding the series, on potential proceeds from a sale of the wines (if ever), and any capital proceeds returned to investors after paying for any outstanding liabilities.

There is no assurance that the wines we purchase will appreciate in value, and in fact, they may decrease in value.

There is no guarantee that any wines we acquire will appreciate in value. There are a number of events that could cause our wines to depreciate in value or not appreciate as anticipated, including, but not limited to,

•	any harm to the reputation of the producers of the fine wines we acquire, such as winemakers, wineries, or their respective owners, which could adversely impact the value of those wines.

•	change in consumer tastes, resulting in a decrease in demand for a previously popular wine variety

•	sudden changes in availability of specific wines, or wines from a particular region, which reduce the value of the wines in those categories that we hold.

Any of the above occurrences would have a material adverse effect on the value of our wines, and as such, the value of your investment in the series.

Forced sale of a wine asset at a lower value than when the wine asset was first acquired may diminish the value of the series that owns that particular wine.

We may be forced to sell wines we have acquired in the case of an unexpected event necessitating us to acquire cash, and such a sale may occur at an inopportune time or at a lower value than when the wine was first acquired or at a lower price than the aggregate of costs, fees and expenses used to purchase the wine. In such circumstances, the capital proceeds obtained for the wine, and therefore, the return available to investors, may be lower than could have been obtained if the wine continued to be held by us and sold at a later date.

If we are unable to liquidate an underlying asset at a time when we desire to do so or at all, investors may not receive any return on their investment and may lose their entire investment. Further, we may have to hold on to wine assets for a long period of time, which may not be suitable for some investors.

Our strategy is to acquire fine wines, hold such assets for a period of time (on average between one to five years) and then sell such assets at a premium over our acquisition price so that investors in our series can make a return on their investment. If we are unable to sell a wine at a time when we desire to do so or at all, we may not be able to realize a return on that investment, or lose that investment altogether. Further, we may be required to hold our wine assets for a long period of time before we are able to monetize (i.e. sell) such assets, which could result in long periods of time in which investors to not realize returns on their investments in Series Wine. This may make an investment in Series Wine unsuitable for investors that cannot withstand such long holding periods.

Potential loss of or damage to an underlying asset could adversely impact the value of the underlying asset, the series related to the underlying asset, or the likelihood of any distributions made by us to investors.

Our wines may be lost or damaged by causes beyond our reasonable control when in storage or in transit. In general, any damage to our wine assets (most commonly, bottle breakage or spoilage of wine) generally results in a complete loss of value of the underlying asset. Although we intend for the underlying assets to be insured at replacement cost (subject to policy terms and conditions), in the event of any claims against such insurance policies, there can be no guarantee that any losses or costs will be reimbursed, that the underlying assets can be replaced on a like-for-like basis or that any insurance proceeds would be sufficient to pay the full market value of the damaged or broken wine asset. Such an occurrence would negatively affect the value of our wine portfolio, consequently, the series related to those wine assets, as well as the likelihood of any distributions being made by us to the investors.

Risks Related to Potential Conflicts of Interest

Management Compensation

None of the compensation set forth under "Management Compensation" was determined by arms' length negotiations, including the Sourcing Fee, Administrative Fee and Service Fee. It is anticipated that the commissions and profits received by the Managers may be higher or lower depending upon market conditions.

Our operating agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of our Managers and Managing Member.

Our operating agreement provides that each of our Managers and Managing Member, in exercising its rights in its capacity as Manager or Managing Member, as applicable, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our investors and will not be subject to any different standards imposed by our operating agreement, the Limited Liability Company Act (the “LLC Act”) or under any other law, rule or regulation or in equity. These modifications of fiduciary duties are expressly permitted by Delaware law.

Our Managers face a conflict of interest because the amount they receive for services performed for us is based on our Free Cash Flow, for which they are responsible for calculating.

Our operating agreement provides that each series will pay its Managers or their affiliates a Service Fee (half of which shall go to the Asset Manager, with the remaining half to the Administrative Manager). See “Management Compensation” for further details. The calculation of our Free Cash Flows involves certain subjective judgments including determining the amount to set aside for reserves, and assumptions for depreciations or classification of certain cash amounts. Because the calculation of the Free Cash Flow involves subjective judgment, there can be no assurance that the assumptions used by our internal accountants and team members of our Administrative Manager and Asset Manager to calculate our Free Cash Flow, or the resulting Free Cash Flow, will be identical to the assumptions that would be used, or the Free Cash Flow that would be calculated, by an independent consultant. In addition, our Managers may benefit by selling or disposing of our assets at times when our shareholders may be better served by holding our assets or may benefit from increasing the amount of risk in a series in order to increase the amount they may receive in a particular year as their Service Fee.

Conflicts may arise from allocations of income and expenses as between series.

There may be situations when it is challenging or impossible to accurately allocate income, costs and expenses to a specific series and certain series may get a disproportionate percentage of the cost or income, as applicable. In such circumstances, including how it may impact our Service Fee, our Managers would be conflicted from acting in the best interests of our company as a whole. While we presently intend to allocate expenses as described in “The Company’s Business—Allocations of Expenses,” our Managers have the right to change this allocation policy at any time without further notice to investors.

There may be conflicting interests among our Managers and investors.

Our Managing Member has the ability to unilaterally amend the operating agreement and allocation policy. As our Managing Member is party, or subject, to these documents, it may be incentivized to amend them in a manner that is beneficial to it as the Administrative Manager of our company or a series or may amend it in a way that is not beneficial for all investors. In addition, the operating agreement seeks to limit the fiduciary duties that our Managing Member owes to investors in our company and its series. Therefore, our Managing Member is permitted to act in its own best interests rather than the best interests of the investors. See “The Company’s Business” for more information.

Conflicts may exist between legal counsel, our company, our Asset Managers and their affiliates.

Our legal counsel is also counsel to our Asset Managers and their affiliates, and may serve as counsel with respect to a series. Because such legal counsel represents both our company and such other parties, certain conflicts of interest exist and may arise. To the extent that an irreconcilable conflict develops between us and any of the other parties, legal counsel may represent such other parties and not our company or a series. Legal counsel may, in the future, render services to us or other related parties with respect to activities relating to our company as well as other unrelated activities. Legal counsel is not representing any prospective investors in connection with any offering and will not be representing equity holders of our company other than our Asset Managers, although the prospective investors may rely on the opinion of legal counsel with respect to the validity of the securities filed as Exhibit 12.1 to the offering statement. Prospective investors are advised to consult their own independent counsel with respect to the other legal and tax implications of an investment in our securities.

Certain aspect of the compensation structure we have in place for Managers of our Series  may lead to conflicts of interest between a series and its investors.

Manager of a series are entitled to a Service Fee which will be at least 50% of any Free Cash Flow after payment of the Preferred Return (half of which will go to the Asset Manager of that series, with the remaining half going to the Administrative Manager) (See the “Management Compensation” section this Offering Circular). Preferred Return must be paid to investors in a series before the Managers of a series can receive their Service Fee. If a series is underperforming, it may be very difficult for the Managers to generate enough cash flow to earn a Service Fee – especially in light of the fact that Preferred Return accrues if not paid. This could have an adversely affect the incentives for the Series Managers to perform their duties, and may cause they do not perform their duties altogether for a series. Such a result would adversely impact the value of your investment in that particular series.

Asset Managers for our Series may face Conflicts of Interest resulting from providing services to our Series and to other entities to which the Asset Managers provide services.

The Asset Managers for our Series are not required to work exclusively for our Series. Such Asset Managers may perform similar services for other funds and entities. There is a risk that the Asset Managers will allocate desirable assets to funds other than the series that you have invested in, if, for example, the Asset Manager is entitled to a more favorable compensation structure with another entity for which it provides services. If the Asset Manager for your Series does not allocate at least equal assets to each of the companies with which it works, it may harm the value of your investment in that series.

Risks Relating to the Offering and Ownership of Our Shares

We intend to have our securities quoted on a new alternative trading system (“ATS”), and there can be no assurances that any public market will ever develop; even if developed, trading is likely to be subject to significant price fluctuations.

The only formal marketplace for the resale of our securities will be StartEngine Secondary, an ATS operated by our affiliate, StartEngine Primary LLC. StartEngine Secondary is a new entrant to the alternative trading system market and our securities have yet to be resold on the ATS. Consequently, there can be no assurances as to whether:

•	any market for shares in any series will develop;

•	the price at which shares for a series will trade; or

•	the extent to which investor in us will lead to the development of an active, liquid trading market.

Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investments. Until an orderly market develops in the shares of any series, if ever, the price at which they trade is likely to fluctuate significantly. Prices for shares in a series will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for those shares, developments affecting our business, including the impact of the factors referred to elsewhere in these risk factors, investor perception of our company and a particular series and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of a series. We cannot assure you that trading prices for shares of a particular series will not be significantly lower than the price at which such securities are sold in this offering.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under our operating agreement or subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the operating agreement or subscription agreement.

Investors in this offering will be bound by our operating agreement, which establishes the rights of members and rules for governance of our company. Under Section 15.08 of our operating agreement, investors waive the right to a jury trial of any claim they may have against our company arising out of or relating to the operating agreement, or the action of becoming an interest holder in a series. This includes legal actions that include claims based on federal securities laws. In addition, investors in this offering will also execute a subscription agreement with a similar jury trial waiver. By subscribing to an offering of a series, the investor signs the subscription agreement by which the investor agrees to adhere to the operating agreement, under both of which such investor waives their right to our jury trial.

If we opposed a jury trial demand based on one of the waivers, a court would determine whether such waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which govern the operating agreement and subscription agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to each of the operating agreement and subscription agreement. You should consult legal counsel regarding the jury waiver provision before investing in this offering.

If you bring a claim against our company in connection with matters arising under the operating agreement and/or subscription agreement, including claims under federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against our company. If a lawsuit is brought against our company under the operating agreement or subscription agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the either agreement with a jury trial. No condition, stipulation or provision of the either agreement serves as a waiver by any member of a series or by our company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when the shares are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to the shares or to the transferor with regard to ownership of the shares, that were in effect immediately prior to the transfer of the shares, including but not limited to those in the operating agreement and subscription agreement.

Our operating agreement and subscription agreement have forum selection provisions that requires that certain disputes be resolved in the Court of Chancery of the State of Delaware, regardless of convenience or cost to shareholders.

Under our subscription agreement and under Section 15.08 of our operating agreement, shareholders are required to resolve disputes related to the governance of our company in the Court of Chancery located in the State of Delaware. The forum selection provision in our operating agreement applies to any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with our operating agreement, or the transactions authorized by the agreement, including that of the admission of shareholders to a series of our company. The forum selection provision in our subscription agreement applies to all actions or proceedings relating to the subscription agreement.

Our operating agreement and subscription agreement further provide that, should the Court of Chancery in the State of Delaware not have jurisdiction over the matter, the suit, action, or proceeding may be brought in the appropriate federal or state court located in the State of Delaware. We intend for these forum selection provisions to also apply to claims brought under federal securities law. Our company acknowledges that, for claims arising under the Exchange Act, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, requiring such matters to be heard in federal court. In contrast, Section 22 of the Securities Act provides for concurrent jurisdiction between federal and state courts for matters arising under the Securities Act.

The forum selection provisions in our operating agreement and subscription agreement may limit shareholders’ ability to obtain a favorable judicial forum for disputes with us our Managers, employees or agents, which may discourage lawsuits against us and such persons. The requirement that any action be heard in the Chancery Court of Delaware, or alternatively in a competent court in the State of Delaware, if applicable, may also create additional expense for any person contemplating an action against our company, or limit the access to information to undertake such an action, further discouraging lawsuits.

It is also possible that, notwithstanding the forum selection clauses included in our operating agreement and subscription agreement, a court could rule that such provisions are inapplicable or unenforceable. Alternatively, if a court were to find one or both provisions inapplicable to, or unenforceable in, an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

In addition, when the shares are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to the shares or to the transferor with regard to ownership of the shares, that were in effect immediately prior to the transfer of the shares, including but not limited to those in the operating agreement and subscription agreement.

If our series limited liability structure is not respected, then investors may have to share in any liabilities of our company with all investors and not just those who hold the same series of interests as them.

Our company is structured as a Delaware series limited liability company that issues different series of interests for each underlying asset or group of underlying assets. Each series of interest will merely be a separate series and not a separate legal entity. Under the LLC Act, if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of investors holding one series of interests is segregated from the liability of investors holding another series of interests and the assets of one series of interests are not available to satisfy the liabilities of other series of interests. Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. state or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation. If our series limited liability company structure is not respected, then investors may have to share any liabilities of our company with all investors and not just those who hold the same series of interests as them. Furthermore, while we intend to maintain separate and distinct records for each series of interests and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a series to the liabilities of another series of interests. The consequence of this is that investors may have to bear higher than anticipated expenses which would adversely affect the value of their interests or the likelihood of any distributions being made by the series to the investors. In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series of interests should be applied to meet the liabilities of the other series of interests or the liabilities of our company generally where the assets of such other series of interests or of our company generally are insufficient to meet our liabilities.

If any fees, costs and expenses of our company are not allocable to a specific series of interests, they will be borne proportionately across all of the series of interests. Although our Managing Member (with assistance from the Administrative Manager) will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “The Company’s Business—Allocations of Expenses”), there may be situations where it is difficult to allocate fees, costs and expenses to a specific series of interests and therefore, there is a risk that a series of interests may bear a proportion of the fees, costs and expenses for a service or product for which another series of interests received a disproportionately high benefit.

Possible changes in federal/local tax laws or the application of existing federal/local tax laws may result in significant variability in our results of operations and tax liability for the investor.

The Internal Revenue Code of 1986, as amended, is subject to change by Congress, and interpretations may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any series of shares of our company would be limited to prospective effect. Accordingly, the ultimate effect on an investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Furthermore, investors may reside in various tax jurisdictions throughout the world. Failure to assess or pay the correct amount of tax on a transaction may expose us to claims from tax authorities.

DILUTION

Under our operating agreement, we have authority to issue an unlimited number of additional shares or other securities in each series. After your purchase in this offering, the Managing Member may elect to: (i) sell additional shares in this or future public offerings (whether on Form 1-A or otherwise), (ii) issue equity interests in private offerings or (iii) issue shares for payment as compensation our Managers or third-parties. To the extent we issue additional shares in a series after your purchase shares of that series in this offering, your percentage ownership interest in that series will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you could also experience dilution in the book value and fair value of your shares.

PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

Plan of Distribution

We are offering, on a best efforts basis, the shares (consisting of membership interests) of each of the series of our company in the “Series Offering Table” beginning on page 3 of this Offering Circular. The offering price for each series was determined by our Administrative Manager.

The maximum offering amount in this offering is a total of $[_], assuming a maximum raise of $[_] of Series Wine, representing 500,000 shares, and a maximum raise of $[_] of Series Music, representing [_] shares. The minimum investment in each of Series Music and Series Wine is $500, or 50 shares.

There will be a separate closing with respect to each offering. The closing of an offering will occur on the earliest to occur of (i) the date subscriptions for the maximum number of shares offered for a series have been accepted or (ii) a date determined by our Administrative Manager in its sole discretion, provided that subscriptions for the minimum number of shares offered for a series have been accepted. If closing has not occurred, an offering shall be terminated upon (i) the date which is one year from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission, which period may be extended with respect to a particular series by an additional six months by the Administrative Manager in its sole discretion, or (ii) any date on which our Administrative Manager elects to terminate the offering for a particular series in its sole discretion. In the case where the company enters into a purchase option agreement, an offering may never be launched, or a closing may not occur, in the case the company does not exercise the purchase option before the purchase option agreement’s expiration date, or the expiration date is not extended.

The company is initially offering its securities in all states other than Arizona, Florida, Texas and North Dakota. The company may choose to make the appropriate filings to become an “issuer-dealer” in these states, or to record company officers as agents, in which case it will start to sell in those states. In the event the company makes arrangements with a broker-dealer (including an affiliated broker-dealer) to sell into these or other states, it will file a Supplement to this Offering Circular.

The company’s Offering Circular will be furnished to prospective investors in this offering via download 24 hours a day, 7 days a week on the startengine.com website.

Process of Subscribing

After the Commission has qualified the Offering Statement, we will accept tenders of funds to purchase the shares of Series Wine or Series Music. Prospective investors who submitted non-binding indications of interest during the “test the waters” period will receive an automated message from us indicating that the offering for a particular series is open for investment.

The company may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date). Investors may subscribe by tendering funds by wire, credit, or debit card or ACH transfer to the escrow account to be set up by the Escrow Agent. Tendered funds will remain in escrow until closing has occurred. Upon closing, funds tendered by investors will be made available to the company for its use.

Investors will be required to complete a subscription agreement in order to invest in a particular series. The subscription agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of his or her annual income or 10% of your net worth (excluding the investor’s principal residence).

The subscription procedure is summarized as follows:

1.	Go to the company’s page on www.startengine.com/assets and click on the “Invest Now” button;
2.	Complete the online investment form;

3.	Deliver funds directly by wire, debit card, credit card or electronic funds transfer via ACH to the specified account;
4.	Once funds or documentation are received an automated AML check will be performed to verify the identity and status of the investor;
5.	Once AML is verified, investor will electronically receive, review, execute and deliver to us a subscription agreement.

The company has entered into an Escrow Services Agreement with Prime Trust LLC (“Prime Trust” or the “Escrow Agent”). Prime Trust is a Nevada registered trust company that offers escrow services as well as an integrated technology platform for processing investment transactions. The company has agreed to pay Prime Trust: (i) technology transaction fee of $2.50 per for each subscription processed regardless if the company accepts the investment, (ii) $250 for escrow account set up fee, (iii) $25 per month for so long as the offering is being conducted, (iv) for investments over $2,000, $2 per domestic investor (individual) and $5 per domestic investor (entity) for anti-money laundering check (up to $60 for international investors (individuals) and $75 for international investors (entities)), (v) $3.00 per investor (one-time accounting fee upon receipt of funds), and (vi) any applicable fees for fund transfers (ACH $1, check $10, wire $15 or $35 for international). Each series will generally be responsible for fees due to the Escrow Agent, which are categorized as Offering Expenses.

Investor funds will be held by the Escrow Agent pending closing or termination of the offering.  All subscribers will be instructed by the company or its agents to transfer funds by wire, credit or debit card, or ACH transfer directly to the escrow account established for this offering. The company may terminate the offering for a particular series at any time for any reason at its sole discretion. Investors should understand that acceptance of their funds into escrow does not necessarily result in their receiving shares; escrowed funds may be returned.

Prime Trust is not participating as an underwriter or placement agent or sales agent of this offering and will not solicit any investment in the company, recommend the company’s securities or provide investment advice to any prospective investor, and no communication through any medium, including any website, should be construed as such, or distribute this Offering Circular or other offering materials to investors. The use of Prime Trust’s technology should not be interpreted and is not intended as an endorsement or recommendation by it of the company or this offering. All inquiries regarding this offering or escrow should be made directly to the company.

In the event that the company terminates the offering while investor funds are held in escrow, those funds will promptly be refunded to each investor without deduction or interest and in accordance with Rule 10b-9 under the Exchange Act.

No Selling Security holders

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the company.

Transfer Agent and Registrar

The company has engaged StartEngine Secure LLC, a registered transfer agent with the SEC, who will serve as transfer agent to maintain shareholder information on a book-entry basis. StartEngine Secure LLC is an affiliate of our company and its Managers.

Provisions of Note in Our Subscription Agreement

While there is a separate subscription agreement that will be used in connection with each series’ offering, the same form of subscription agreement will be used for each series. Our “form” subscription agreement includes forum selection provisions that require any claims against the company based on the subscription agreement not arising under the federal securities laws to be brought in a court of competent jurisdiction in the State of Delaware. These forum selection provisions may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The company has adopted these provisions to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers not to lose a significant amount of time traveling to any particular forum so they may continue to focus on operations of the company.

Jury Trial Waiver

While there is a separate subscription agreement that will be used in connection with each series’ offering, the same form of subscription agreement will be used for each series. Our “form” subscription agreement includes forum selection and jury waiver provisions. See, “Securities Being Offered – Exclusive Jurisdiction” and “Securities Being Offered - Waiver of Right to Trial by Jury” and for more information on these provisions.

USE OF PROCEEDS TO ISSUER

The allocation of the net proceeds of each offering set forth below represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Managers of each series reserve the right to modify the use of proceeds based on the factors set forth below. Neither our company nor any series are expected to keep any of the proceeds from any offering. In the event that less than the maximum number of shares are sold in connection with any offering, our Administrative Manager may pay, and not seek reimbursement for, any Brokerage Fees and Acquisition Expenses.

Series Music

The table below sets forth our estimated use of proceeds from this Series Music offering, assuming we sell in this offering $10,000,000 of Series Music shares (the “Series Music Shares”), the maximum offering amount. Our Series Music Shares will be offered at $10.00 per share, an amount that was arbitrarily determined by our Managers, until June 30, 2022. After that date, our price per share will be adjusted annually and will be based on our NAV as of December 31, commencing on December 31 of the applicable year. For example, if commenced on December 31, 2021, we would expect the price per share to be paid during 2022 to be based on the NAV calculated as of December 31, 2021.

Uses	Dollar Amount		Percentage of Gross Cash Proceeds
Cash Portion of the Asset Cost	$	[_]	[_]	%
Sourcing Fee (1)	$	[_]	15.00%
Offering and Formation Expenses(2)(3)		$60,000	[_]	%
Total Fees and Expenses		$60,000	[_]	%
Total Proceeds	$	[_]	100.0%

(1)

The Administrative Manager of our company will receive a sourcing fee of 15.0% of the amount paid for the underlying asset (“Sourcing Fee”) as compensation for due diligence services in evaluating, investigation and discovering the underlying assets. The Sourcing Fee is subject to change or may be waived in sole discretion of the Administrative Manager.

(2)	Our Managing Member and Asset Manager has assumed and will be reimbursed for Offering and Formation Expenses in connection with the offering of Series Music Shares.

(3)	Amount reflected is an estimate. Includes all expenses to be paid by us in connection with the formation of Series Music, and qualification of the offering, and the marketing and distribution of shares, including, without limitation, expenses for printing and amending offering statements or supplementing offering circulars, mailing and distribution costs, telephone, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. See “Plan of Distribution.”

Series Music reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

Series Wine

The table below sets forth our estimated use of proceeds from this Series Wine offering, assuming we sell in this offering $5,000,000 in Series Wine shares (the “Series Wine Shares”), the maximum offering amount. Our Series Wine Shares will be offered at $10.00 per share, an amount that was arbitrarily determined by our Managers, until June 30, 2022. After that date, our price per share will be adjusted annually and will be based on our NAV as of December 31, commencing on December 31 of the applicable year. For example, if commenced on December 31, 2021, we would expect the price per share to be paid during 2022 to be based on the NAV calculated as of December 31, 2021.

Uses	Dollar Amount		Percentage of Gross Cash Proceeds
Cash Portion of the Asset Cost	$	[_]	[_]	%
Sourcing Fee (1)	$	[_]	15.00%
Offering and Formation Expenses(2)(3)		$60,000	[_]	%
Total Fees and Expenses		$60,000	[_]	%
Total Proceeds	$	[_]	100.0%

(1)

The Administrative Manager of our company will receive a sourcing fee of 15.0% of the amount paid for the underlying asset (“Sourcing Fee”) as compensation for due diligence services in evaluating, investigation and discovering the underlying assets. The Sourcing Fee is subject to change or may be waived in sole discretion of the Administrative Manager.

(2)	Our Managing Member has assumed and will be reimbursed for Offering and Formation Expenses in connection with the offering of Series Wine Shares.

(3)	Amount reflected is an estimate. Includes all expenses to be paid by us in connection with the formation of Series Wine, and qualification of the offering, and the marketing and distribution of shares, including, without limitation, expenses for printing and amending offering statements or supplementing offering circulars, mailing and distribution costs, telephone, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. See “Plan of Distribution.”

Series Wine reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

THE COMPANY’S BUSINESS

Overview

At StartEngine Collectibles Fund I LLC, we believe that alternative assets are capable of delivering quality returns to investors. However, investing in alternative assets can often require significant financial resources and significant knowledge about the underlying assets and the industry. Due to these high barriers to entry, access to investments in alternative assets have been restrained to a fraction of the global economy. Even those that do have access to top quality alternative investments are faced with high fees, lack of transparency, and significant operational overheads. With high transactional costs and low transaction volumes, investors in alternative assets often suffer from illiquidity, resulting in long holding periods that make such investments inaccessible for many investors.

We plan to democratize alternative asset investing by providing access, liquidity and transparency. For different assets classes we have and are gathering a team of individuals with knowledge and experience needed to select and actively manage the assets. Further, we will be utilizing the platform of our parent company, StartEngine Crowdfunding, Inc., to post our offerings under Regulation A to every day investors. Investing in our series will give investors access to alternative assets such as wine, copyright assets, contractual royalty rights, and any other unique or alternative assets (which we call “collectible” assets) that we deem to be valuable.

History and Structure

StartEngine Collectibles Fund I LLC is a series limited liability company formed on October 14, 2020 pursuant to Section 18-215 of the Delaware Limited Liability Company Act, or the LLC Act.

As a series limited liability company, title to our underlying assets will be held by, or for the benefit of, the applicable series of interests. We intend that each series of interests will own its own underlying assets, which will be works of art or other collectibles. A new series of interests will be issued for future art or collectibles or other alternative assets to be acquired by us.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and if the records maintained for any such series account for the assets associated with such series separately from the assets of the limited liability company, or any other series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series and not against the assets of the limited liability company generally or any other series. As such, the assets of a series include only the assets associated with that series and other related assets (e.g., cash reserves).

Members of our company

Members of our company include owners of shares of our company or shares of our series.

An investor who has purchased shares in one of our series in this offering will become an “Economic Member” of our company (as defined in our operating agreement). No Economic Member, in its capacity as such, will participate in the operation or management of the business of our company or any series, nor transact any business in our company or any series.

Managers of our company

As set forth in its operating agreement, StartEngine Collectibles Fund I LLC has two Managers – a Managing Member, and an Administrative Manager.

Managing Member

StartEngine Assets, LLC, a Delaware limited liability company formed on May 18, 2020 is the Managing Member of our company, As Managing Member, it has the full power and authority to do, and direct other Managers of our company or series to do, any and all things it determines to be necessary or appropriate to conduct the business of our company and each series, without the consent of our Economic Members.

In the event of the resignation of our Managing Member of its rights, obligations and respective title as a Managing Member, the non-resigning Managers of our company will nominate a successor Managing Member and the vote of a majority of the shares held by Economic Members will be required to elect a successor Managing Member.

Holders of shares in each series have the right to remove the Managing Member, by a vote of two-thirds of the holders of all shares in each series (excluding our Managing Member), in the event our Managing Member is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a series or our company. If so convicted, our Managing Member shall call a meeting of all of the holders of every series of shares within 30 calendar days of such non-appealable judgment at which the holders may vote to remove our Managing Member as Managing Member of our company and each series. If our Managing Member fails to call such a meeting, any interest holder will have the authority to call such a meeting. In the event of its removal, our Managing Member shall be entitled to receive all amounts that have accrued and are due and payable to it. If the holders vote to terminate and dissolve our company (and therefore each series), the liquidation provisions of the operating agreement shall apply (as described in “Securities Being Offered—Liquidation Rights”). In the event our Managing Member is removed as Managing Member of our company, it shall also immediately cease to be Managing Member of each series.

Administrative Manager

StartEngine Assets, LLC is also the Administrative Manager of our company. As the Administrative Manager, StartEngine Assets, LLC will be the investor liaison to our company, and will, among other things, assist with communications to our investors, provide shareholder services to our investors, and handle the distributions of dividends, and overseeing our shareholder records. Further the Administrative Manager will source and secure the rights to the underlying assets in each Series. StartEngine Assets, LLC will coordinate with its affiliates who will serve our company in various capacities, including StartEngine Secure, LLC, who will act as our transfer agent, StartEngine Primary, LLC, who, through its alternative trading system, StartEngine Secondary, LLC, who will facilitate resales of our shares, and StartEngine Crowdfunding Inc. that owns and operates an online investment platform www.startengine.com where investors will be able to purchase shares of our series.

Other Management Provisions

The Managing Member will generally not be entitled to vote on matters submitted to the holders of our shares.  Our Managing Member will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as Managing Member.

The operating agreement further provides that our Managing Member, in exercising its rights in its capacity as the Managing Member, will be entitled to consider only such shares and factors as it desires, including its own shares, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting our company, any series of shares or any of the interest holders and will not be subject to any different standards imposed by the operating agreement, the LLC Act or under any other law, rule or regulation or in equity. In addition, the operating agreement provides that our Managing Member will not have any duty (including any fiduciary duty) to our company, any series or any of the interest holders.

Series of our Company

The Managing Member of our company may, at any time and from time to time cause our company to establish in writing (each, a “Series Designation”) one or more series of the company. The terms and conditions for each series established will be set forth in the Series Designation, as applicable, for the series, and the Series Designation will, upon approval by the Managing Member, become a part of our operating agreement.

The Series Designation establishing a series may:

(i)	specify a name or names under which the business and affairs of such series may be conducted;

(ii)	designate, fix and determine the relative rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of shares of such series and the Members of that series

(iii)	designate or authorize the designation of specific officers of a series.

In the event of a conflict between the terms and conditions of our operating agreement and a Series Designation, the terms and conditions of the Series Designation will control.

Each of the series of our company operates as if it were a separate limited liability company.

Managers of our Series

Our operating agreement requires that each series of our company have an Asset Manager and Administrative Management, which will be set forth in the applicable Series Designation of a series of our company (the terms of which are set by our Managing Member.) The Managing Member is also the Managing Member of each series, but does not intend to govern the day-to-day operations of any series of our company.

Asset Manager

The primary duty of the Asset Manager is to manage the underlying assets related to its series. The Asset Manager has sole authority and complete discretion over the care, custody, maintenance and management of each underlying asset held by a series and to take any action that it deems necessary or desirable in connection therewith. It also is responsible for directing or performing the day-to-day business affairs of a series, including identifying assets for acquisition.

Administrative Manager

Each series must also have an Administrative Manager. Unless otherwise noted in the series designation for a particular series, StartEngine Assets, LLC will serve as the Administrative Manager for each series, and will perform substantially the same services as it does for our company.

Our Managing Member has delegated to the series Managers broad asset management and operational powers over the series. In these capacities, the series Managers of a particular series will (among other things):

•	Oversee overall investment strategy, such as investment selection criteria and asset disposition strategies;

•	Serve as the investment and financial manager with respect to underwriting, financing, originating, servicing, investing in, redeveloping and eventually selling a diversified portfolio of the series assets;

•	Manage and/or perform the various administrative functions necessary for the day-to-day operations and management of the series assets;

•	Provide or arrange for third parry administrative services, legal services, office space and other overhead items necessary for and incidental to acquisition, management and disposition of series assets;

•	Maintain reporting, record keeping, internal controls and similar matters with respect to the series assets in a manner to allow our company to comply with applicable law, including the requirements of under Section 18-215 of the LLC Act;

•	Monitor and evaluate the performance of the investments, provide daily management services and perform and supervise the various management and operational functions related to the series assets;

•	Formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement and marketing of investments on an overall portfolio basis;

•	Recommend distribution policies for each series to the Managing Member and, subject to approval by the Managing Member, authorize distributions from time to time; and

•	Manage communications with Economic Members.

Other Rights of our Managers

No Managers or any of their Affiliates who hold any shares of any series of the company will be entitled to vote on matters submitted to the shareholders.

Our operating agreement further provides that each Manager of the company or a series, in exercising its rights in its capacity as a Manager, will be entitled to consider only such shares and factors as it desires, including its own shares, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting our company, any series of shares or any of the shareholders and will not be subject to any different standards imposed by the operating agreement, the LLC Act or under any other law, rule or regulation or in equity. In addition, the operating agreement provides that our Managers will not have any duty (including any fiduciary duty) to our company, any series or any of the interest holders.

Advisory Board

Our Managing Member may establish an advisory board comprised of experts in a particular industry to provide guidance and strategic advice to our company, or a particular series of our company. For our company, this may be advising on the creation of a particular series with a new asset class focus. For our series, this may be assisting in identifying, acquiring, and managing the particular assets of that series, or advising on other general business matters.

Members of the Advisory Board will not be Managers or officers of our company or any series and will not have any fiduciary or other duties to the shareholders of any series.  They will not be entitled to compensation by our company or any series in connection with their roles as members of the Advisory Board, but our company or any applicable series will reimburse a member of the Advisory Board for any out of pocket expenses or costs actually incurred by it or any of its affiliates on behalf of our company or series.

Operating Expenses

Each series will be responsible for the following costs and expenses attributable to the activities of our company related to such series (we refer to these as “Operating Expenses”):

•	forming and operating subsidiaries;

•	the acquisition, ownership, management, financing, hedging of interest rates on financings, or sale of assets of a series;

•	meetings with or reporting to the Managing Member or relevant Asset Manager;

•	any and all third-party charges and out-of-pocket costs and expenses incurred in connection with the management of the assets of a series, including import taxes, income taxes, storage, security, valuation, custodial, marketing and utilization of the series asset;

•	any third-party charges and out-of-pocket costs and expenses incurred in connection with preparing any reports and accounts of each series of shares, including any blue sky filings required in order for a series of shares to be made available to investors in certain states and any annual audit of the accounts of such series of shares (if applicable) and any reports to be filed with the SEC;

•	any and all insurance premiums or expenses, including directors and officer’s insurance covering for indemnified persons;

•	any withholding or transfer taxes imposed as a result of any transaction in its investments or on its or our company’s income or distributions;

•	any governmental fees imposed on the capital of our company or a series or incurred in connection with compliance with applicable regulatory requirements;

•	any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against our company, a series, the Administrative Manager or the Asset Manager in connection with the affairs of our company or a series;

•	the fees and expenses of any administrator, if any, engaged to provide administrative services to our company or a series;

•	all custodial fees, costs and expenses in connection with the holding of a series asset or shares;

•	any fees, costs and expenses of a third-party registrar and transfer agent appointed by the Managing Member in connection with a series;

•	the cost of the audit of our company’s annual financial statements and the preparation of its tax returns and circulation of reports to Economic Members;

•	the cost of any audit of a series annual financial statements, the third party charges, and out-of-pocket costs and expenses incurred in connection with making of any tax filings on behalf of a series and circulation of reports to Economic Members;

•	any indemnification payments;

•	the fees and expenses of our company’s or a series counsel in connection with advice directly relating to our company’s or a series’ legal affairs;

•	the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by the Managing Member or any Manager in connection with the operations of our company or a series; and

•	any similar expenses that may be determined to be Operating Expenses, as determined by the Administrative Manager in its reasonable discretion.

Operating expenses may be paid by the Managers of a series on behalf of the series. If so, the series will reimburse the Managers for such Operating Expenses.

Our Managers will bear their own expenses of an ordinary nature, including, all costs and expenses on account of rent (other than for storage of the underlying assets), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the underlying assets).

If the Operating Expenses exceed the amount of revenues generated from an underlying asset and cannot be covered by any Operating Expense reserves on the balance sheet of such underlying asset, our Managing Member may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the applicable series, on which our Managing Member may impose a reasonable rate of interest, and be entitled to the Reimbursement, and/or (c) cause additional shares to be issued in the such series in order to cover such additional amounts.

Offering and Formation Expenses

Fees incurred in connection with formation of our company or a series and executing the Offering, such as underwriting (including broker or dealer fees), legal, accounting, escrow and compliance costs related to a specific offering must be borne by that series or our company. To the extent Offering and Formation expenses are paid by Managers of our company or a series, our company or series must reimburse such fees to the applicable Managers who paid such fees.

We anticipate that a total of $120,000 in Offering and Formation Expenses will be incurred on behalf of Series Music and Series Wine, or $60,000 for each. These expenses will be allocated in accordance with our allocation policy.

Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed shall not exceed 0.50% of the aggregate gross proceeds from an offering of that series. If the sum of the total unreimbursed amount of such offering and Formation Expenses, plus new costs incurred since the last reimbursement payment, for that series exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.50% limit), calculated on an accumulated basis, until the Managing Member and relevant Asset Manager have been reimbursed in full.

Indemnification of our Manager

The operating agreement provides that none of our Managers, or the Managers of any series, nor any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of our Managers (including the Managers of our series), members of the Advisory Board, nor persons acting at the request of our company in certain capacities with respect to other entities will be liable to our company, any series or any interest holders for any act or omission taken by them in connection with the business of our company or any series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Each series will indemnify these persons out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving our company or such series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Asset Acquisition

The Company plans to acquire underlying assets primarily through the following methods:

i.	Upfront purchase – our company acquires an underlying asset from an asset seller prior to the launch of an offering related to a series;

ii.	Purchase agreement – our company enters into an agreement with an asset seller to acquire an underlying asset, which may expire prior to the closing of the offering for the related series, in which case our company is obligated to acquire the underlying asset prior to the closing of that series’ offering; or

iii.	Purchase option agreement – our company enters into a purchase option agreement with an asset seller, which gives our company the right, but not the obligation, to acquire the underlying asset

In the case where an underlying asset is acquired prior to the launch or closing of a series offering, as the case may be, the proceeds from the associated offering, net of any Offering Expenses or other Acquisition Expenses or Sourcing Fee, will be used to reimburse our company for the acquisition of the underlying asset or repay any loans made to our company, plus applicable interest, to acquire such underlying asset.

Rather than pre-purchasing an underlying asset before the closing of an offering, our company may also negotiate with asset sellers for the exclusive right to market an underlying asset to investors for a period of time.  The Company plans to achieve this by pre-negotiating a purchase price (or desired amount of liquidity) and entering into an asset purchase agreement or a purchase option agreement with an asset seller for an underlying asset, which would close simultaneously upon the closing of the offering of shares in the series associated with that underlying asset. Then, upon the closing of a successful offering, the asset seller would be compensated with a combination of cash proceeds from the offering and, if elected, equity ownership in the series associated with the underlying asset (as negotiated in the agreement for such underlying asset) and title to the underlying asset would be held by, or for the benefit of, the applicable series.

In some cases, an asset seller or the Administrative Manager may be issued shares in a series as part of total purchase consideration to the asset seller and/or Administrative Manager.

Additional details on the acquisition method for each underlying asset can be found in the “Series Offering Table” and in the “Use of Proceeds” section for each respective S\series.

Asset Liquidity

The amount of time that a series will hold and manage all its assets will vary depending on the type of assets being acquired by the series. Liquidity for investors would be obtained through distributions to investors as well as by transferring their shares in a series.

We intend to list our securities on StartEngine Secondary, an alternative trading system or “ATS,” operated by an affiliate of the Managing Member and Administrative Manager of our company, StartEngine Primary LLC.  However, this ATS is a new entrant to the market, and there is no guarantee that there will be frequent trading on the ATS and, specifically, trading of our shares. Further, even if there is trading, there may be no guarantee that anyone would be interested in purchasing the shares you have purchased in this offering at your desired price or any price at all.

For specific liquidity considerations for the assets of Series Wine and Series Music, please see the description of “Timing of Distributions” for these series further in this section.

Allocations of Expenses

To the extent relevant, Formation and Offering Expenses, and Operating Expenses and any indemnification payments made by our company will be allocated among the various series in accordance with our Managers’ allocation policy, a copy of which is available to investors upon written request to our Managing Member. The allocation policy requires our Administrative Manager to allocate items that are allocable to a specific series to be borne by, or distributed to (as applicable), the applicable series. If, however, an item is not allocable to a specific series but to our company in general, it will be allocated pro rata based on the NAV of the series (before accounting for the allocated expenses) (“Adjusted NAV”), as reasonably determined by our Administrative Manager or as otherwise set forth in the allocation policy. However, initial offering expenses will initially be allocated to the current series, and then will reallocated based on the number of series that have qualified within one year of our initial qualification. By way of example, as of the date of this Offering Circular, it is anticipated that expenses will be allocated as follows:

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific underlying asset)
Formation and Offering Expenses Incurred Prior to Qualification of the Offering and related to series that have qualified within one year of the qualification date of this offering	Filing expenses related to the submission of regulatory paperwork for a series	Allocatable in equal shares to each series of our company that have qualified within one year of qualification date of this offering

	Legal expenses related to the submission of regulatory paperwork for a series	Allocatable in equal shares to each series of our company that have qualified within one year of qualification date of this offering

	Audit and accounting work related to the regulatory paperwork for a series	Allocatable in equal shares to each series of our company that have qualified within one year of qualification date of this offering

	Escrow agent fees for the administration of escrow accounts related to an offering of a series	Allocable pro rata to the number of escrow accounts on created on behalf of a series during the relevant period

	Compliance work including diligence related to the preparation of a series	Allocatable in equal shares to each series of our company that have qualified within one year of qualification date of this offering

Other Formation and Offering Expenses	Filing expenses related to the submission of regulatory paperwork for an amendment to this Offering Circular for a series	Allocatable in equal shares to the series in which they relate.

	Legal expenses related to the submission of regulatory paperwork for a series	Allocatable in equal shares to the series in which they relate.

	Audit and accounting work related to the regulatory paperwork or a series	Allocatable in equal shares to the series in which they relate.

	Escrow agent fees for the administration of escrow accounts related to the offering	Allocable pro rata to the number of escrow accounts on created on behalf of a series during the relevant period

	Compliance work including diligence related to the preparation of a series	Allocatable in equal shares to the series in which they relate.

Operating Expense	Insurance	Allocable pro rata to the adjusted NAV of underlying assets

	Storage	Allocable pro rata to the number of underlying assets

	Pre-purchase inspection	Allocable pro rata to the number of underlying assets

	Preparation of marketing materials	Allocable pro rata to the adjusted NAV of the relevant series

	Acquisition costs (including due diligence)	Allocable pro rata based on the value for the underlying assets that it relates

	Appraisal and valuation fees	Allocable pro rata to the number of underlying assets

	Custodial fees	Allocable pro rata based on the value for the underlying assets that it relates

	Maintenance	Allocable pro rata based on the value for the underlying assets that it relates

	Ongoing reporting requirements (e.g. Reg A+ or Exchange Act reporting)	Allocable pro rata on the adjusted NAV of the series

	Audit, accounting and bookkeeping related to the reporting requirements of the series	Allocable pro rata on the adjusted NAV of the series

Indemnification Payments	Indemnification payments under the operating agreement	Allocable pro rata on the value of each underlying assets to which the payments relate

Notwithstanding the foregoing, our Managers may revise and update the allocation policy from time to time in its reasonable discretion without further notice to investors.

Tax Matters

Our company intends to elect for each series of shares in the company to be taxed as a “C” corporation under Subchapter C of the Internal Revenue Code of 1986, as amended, and expects that each series will be treated as a corporation for all federal and state tax purposes. Thus, each series of shares will be taxed at regular corporate rates on its income, including any gain from the sale or exchange of the assets that will be held by each series, before making any distributions to shareholders

Our company has designated two series as of the date of this Offering Circular, each of which is described below.

SERIES MUSIC -

(In this section, unless the context otherwise requires, “we,” “us,” “our,” or the “series” refers to Series Music.)

Overview of Music Assets

“Music Assets” include ownership and/or income and collection rights to sound recordings and musical compositions and the royalties derived from the exploitation of those sound recordings and musical compositions, which may include individual recordings and compositions, catalogs of recordings and compositions, music publishing royalties such as mechanical royalties, synchronization income and both the writer’s and music publisher’s share of public performance income and so-called neighboring rights royalties, such as SoundExchange income, attributable to the performance and other uses and exploitations of sound recordings. Music Assets may also include fractional ownership and/or income and collection rights in sound recordings and musical compositions.

Music Assets generate income from royalties from streaming, downloads, physical album sales and other forms of usage by radio, television, films, and commercials of the Music Assets.

Music Assets have the potential to produce long-term recurring cash flow for investors. The U.S. copyright laws provide that music royalties are paid for the life of the author plus 70 years. We believe that Music Assets that have a proven history of stable royalty income over time, tend to have relatively stable royalty income, and potential for increases over time, ultimately reflecting in the increased value of the underlying assets. Unlike more traditional investments such as stocks and bonds, investors’ returns on Music Assets are more dependent on the continuing popularity of the music, and less dependent on interest rate movements or other macroeconomic factors.

Timing of Distributions

Music Assets are revenue producing assets. We intend to distribute amounts received from these Music Assets as they are received, which we expect will be made on a quarterly basis.

Our Asset Manager

Skimmer Music LLC, appointed as our Asset Manager on January 5, 2021, is a newly formed company and it will identify Music Assets, conduct due diligence, acquire Music Assets, and coordinate audits (when justified) on our behalf. Both of its Co-CEOs, Stephen Drimmer and Robert Skoro, have broad and deep experience and network in the music industry. Mr. Drimmer, trained as an attorney, co-founded Left Bank Management in 1983 and helped grow it into one of the most influential musical artist Managers in the U.S., managing such top artists as Richard Marx, Vixen, Meat Loaf, The Cranberries, The Bee Gees and Duran Duran. He was also VP of Business Affairs for Lippman Kahane Management that managed artists such as Melissa Manchester and George Michael, song writers such as Bernie Taupin, and a list of top record producers. Mr. Drimmer also founded Silverlight Entertainment that managed several top artists, writers and producers in the Latin Spanish-speaking market in the music, television and film industry. Mr. Skoro’s career in the music industry spans over 30 years. While he held senior executive positions at EMI Music, Chappell Music, Polygram/Mercury Records and MP3.com, Mr. Skoro published, recorded, managed and worked with some of the biggest artist and music catalogues, including U2, Rolling Stones, Kiss, John Mellencamp, Bon Jovi, Backstreet Boys, just to name a few.

Our Administrative Manager is StartEngine Assets LLC. Our Administrative Manager will be responsible for sourcing the assets to be acquired from the proceeds of our series offerings, for which it will receive the Sourcing Fee as compensation for evaluating, investigating and discovering the underlying assets for a series offering. The Administrative Manager will also manage and perform the various administrative functions necessary for many of the day-to-day operations of our company including providing or arranging for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to our business and operations, and will be responsible for our investor relations and management of our corporate affairs. Further, at no additional fee to our investors, we will use the affiliates of our Administrative Manager to host this offering and to act as our stock transfer agent, see “Plan of Distribution.”

Industry Overview and Market Opportunity

Music is one of the primary mediums for consumer entertainment in the world. From 1990 to 1999, according to Recording Industry Association of America, the music business in the U.S. grew by more than 7% per year. This growth was driven by demand for music and the shift from vinyl to compact discs. The industry continued to sell millions of albums of new work and boosted revenue by re-issuing classic works in the then new compact disc format.

However, Napster and other forms of digital piracy had a substantial negative impact on the music industry. From 1999 to 2015, the music industry declined substantially until the trend reversed in 2016. For the first time in fifteen years, the music industry grew. And that growth was driven, in large part, by new digital distribution models — including paid subscription digital streaming.

Market for music today primarily consists of the following:

•	physical media (e.g., albums, CD, DVD, etc.);

•	digital media;

•	radio, television and film;

•	advertising commercials;

•	public performances (e.g., concerts, restaurants, bars, etc.); and

•	video games.

We believe that the music industry is well positioned to grow based on broad consumer adoption of legitimate digital distribution channels. As an example, according to the International Federation of the Phonographic Industry (“IFPI”), in 2019, the global music industry grew by 8.2% to $20.2 billion. This was the fifth consecutive year of growth, and the growth was driven primarily by streaming revenues. Streaming revenues account for over 50% of the global music revenue and grew by 22.9%, buoyed by a 24.1% increase in paid streaming. Synchronization revenue which accounts for 2.4% of the market saw growth of 5.8%. Compared to 2017, performance rights revenue which accounts for 12.6% of the market showed a comparable growth rate of 8.7%. Largely due to the migration of the digital revenue towards streaming format, digital revenue (excluding streaming) saw a drop of 15.3% in revenue in 2019, and accounts for only 5.9% of the total market. While physical revenue, which accounts for approximately one-fifth of the total market, declined globally by 5.3% in 2019, it grew by 3.2% in the U.S. (the world’s biggest music market) and 7.2% in Spain. While we believe these statistics to show growth in the music industry as a whole, please note that these statements about the music industry and potential growth rates in the music industry do not reflect the value of or potential returns on the shares of our company or of Series Music.

Royalties generated by the licensing of copyrighted songs and recordings are a primary form of payment for musicians. Songwriters and music publishers generally hold the rights to the musical compositions, i.e., the lyrics and melody and chord structure of a piece of music, while record labels hold the rights to a particular recording of a song which is called a master recording. Recording artists are entitled to royalties from the master recording owner (record companies) as per contract between the artist and record company.

Music Assets provide an income stream typically derived from:

•	performance royalties (earned each time when the music is played over the radio or on television, in a restaurant or bar, or over a subscription service like Spotify, Pandora or YouTube) (“Performance Royalties”),

•	mechanical royalties (earned each time when the music is sold, downloaded or streamed) (“Mechanical Royalties”); and

•	synchronization license royalties (earned when the user is given the license to release the music in a video format so as to synchronize the music with some kind of visual media output, such as on television, in films, video games, or commercials).

Depending on the nature of the Music Assets we hold (e.g., a songwriter’s share of musical compositions, a recording artist’s or producer’s contractual royalties with master recording owners, a copyright owner’s or songwriter’s share of Performance Royalties or Mechanical Royalties, etc.), we will receive future royalty income based on:

•	the number of physical and digital copies sold;

•	ringtones or other uses, such as downloads of music clips;

•	the number of times that the recorded compositions are streamed on services such as Spotify, Pandora and YouTube;

•	advertising revenue related to free streaming services; and

•	the number of times that songs synchronized with movies, television shows, advertisements, or video games are played/shown.

Technology is providing data and transparency previously not available in the music business. Collecting, aggregating and analyzing data has become much easier in the digital world. More accurate, transparent data should result in more accurate, transparent royalty reporting and collection. Additionally, advertising supported music revenue is expected to grow along with the digital revenue. The improvement in advertising technology is expected to increase the effectiveness of targeted advertising, increasing demand for advertising space related to free streaming services.

Employees

Currently, the company does not have any employees.

Intellectual Property

We do not own any patents, copyrights or trademarks.

Legal Proceedings

We are not involved in any litigation, and our management is not aware of any pending or threatened legal actions relating to intellectual property, conduct of our business activities, or otherwise.

SERIES WINE

(In this section, unless the context otherwise requires, “we,” “us,” “our,” or the “series” refers to Series Wine.)

Overview – Wine Market

Investing in fine wine has been a risky venture for those without a deep knowledge of wine and its resale market, and without large pools of resources to pay broker fees and auction house commissions for authenticating wines as well as the cost involved in proper storage and insurance. Further, excessive costs, low transaction volumes and few options for liquidity have hindered access to investing in wines.

We are working to democratize wine investing, providing quality investment opportunities in an asset class that have previously been out of reach for many investors. Our Asset Manager, Vinovest, Inc., has developed an algorithm designed to identify promising, investment-grade wines for us to purchase. See “The Wine Algorithm” below. Our mission is to help investors enjoy the profits of investing in fine wine as an asset class in one click, while we take care of the selection headaches, inventory management, and authenticity verification.

Selection Criteria used for our underlying wine assets

Our Wine Algorithm

The Administrative Manager is responsible for sourcing the assets that Series Music intends to purchase from the proceeds of our offering. However, the Administrative Manager has consulted with Vinovest, Inc. in selecting the wine assets to be acquired. Vinovest, Inc. has developed an algorithm designed to select undervalued, appreciating wines to invest in. This proprietary algorithm (which we refer to herein as the “Wine Algorithm”) involves application of a multi-step proprietary mathematical formula based on a number of factors, including, but not limited to:

•	Type

•	Year

•	Region

•	Country

•	Producer

•	Critic Score

•	Historical Pricing

•	Satellite Data (related to Weather Reports)

•	Risk to Return Ratio

Generally, we assign a scale to each factor. The higher a particular wine rates with respect to these factors as a whole, the better the wine scores. The higher the score, the greater the chance we will acquire that particular wine for purposes of investment. Representing a quantifiable assessment of the risk profile of a given wine, the Wine Algorithm allows the Asset Manager to compare the relative risk profiles of various wines through the analysis of specific quantifiable characteristics, such as those outlined above.

Through our network of wineries, global wine exchanges, and merchants, we have access to a significant pool of data on contemporary fine wines market. The Wine Algorithm analyzes available wines in the market according to the metrics outlined above and assigns a score to each wine on a scale of 1 to 100. We generally will not invest in any wine that produces a score lower than 70. For wines that score above 70 according to the Wine Algorithm, the higher the score, the greater our chance of purchasing the wine. however, this is not the only criteria that goes into selecting a wine to acquire. Other criteria include, but are not limited to, the following:

•	Current Wine Portfolio: We factor in the composition of our current wine portfolio when making an investment decision, including what regions are currently represented in the portfolio, distribution of production years, and producers, and wine types. For example, if a wine scores a 99, but we already hold a significant number of wines from the winery that produced the 99 score wine, we would seek to limit our exposure by choosing a wine with a lower score that provides the proper diversification for our portfolio.

•	Price: We generally will only purchase wines in the $50 to $2,000 per bottle range.

•	Storage: Except in rare circumstances warranting such a deviation, we only purchase wine stored in optimal conditions of humidity, temperature, air quality, light, and vibration with experienced storage providers.

•	Authenticated: We only purchase wines that have been checked for authenticity, either officially (i.e. via bonded warehouse facility) or via our own authentication measures.

•	Existing Relationships: Occasionally, we are able to utilize our network of wineries, global wine exchanges, master sommeliers to acquire wines that we otherwise would have not been able to. For example, if we have an existing relationship with a particular winery, they may contact us about purchasing a new release they have not yet put on the market, or reserve for our purchase a particularly sought-after wine. In such situations, we may decide to purchase a slightly lower-rated wine, if we feel we can utilize our relationships in this manner to our advantage.

•	Additional Due Diligence: To further verify the accuracy of a score, we will review the data available on wine exchanges, ask the opinions master sommeliers in our network, and consider certain intangible factors, such as ownership history and historical significance of a particular wine.

Our asset selection criteria are continually influenced by market demand and current industry trends. The criteria are subject to change from time to time in the sole discretion of our Asset Manager. Although we cannot guarantee positive investment returns on the assets we acquire, we endeavor to select assets that are projected to generate positive return on investment, primarily based upon the asset’s value appreciation potential.

Sourcing and selling of the Wine

The Administrative Manager is ultimately responsible for the wine assets to be purchased from the offering of our series shares. However, the Administrative Manager has consulted with Vinovest, Inc. on which wine assets should serve as the underlying assets for Series Wine. In assisting the Administrative Manager in this process, the Wine Algorithm was utilized. While the Wine Algorithm is designed to identify undervalued wines, it does not execute purchases on its own. We source our wines direct from wineries, global wine exchanges, and merchants, and often utilize the connections of the master sommeliers and wine directors in our Asset Managers’ network to acquire wines at the best market value possible. Further, we will sell our wine using some of the same methods, including global wine exchanges, and merchants as well as using our connections.

Management of the Wine.

Once we acquire a wine, it will be insured and then transported and warehoused in a climate-controlled, highly secure location (assuming the acquired asset is not already in such a location). During our hold period, we will monitor increases in market value and keep investors apprised any portfolio updates.

Timing of Distributions

We generally hold our wine assets for a minimum of one year, and a maximum of six years. We do not generally sell the wine bottles we acquire unless there is some level of appreciation in the asset. We intend to pay distributions to the extent we sell some of our assets have do not re-invest the appreciate in replacement assets. Otherwise, liquidity for investors would be obtained by transferring their interests in a series, see

Our Asset Manager

Vinovest, Inc., a Delaware corporation formed on September 9, 2019 is the Asset Manager of Series Wine. Vinovest, Inc. has developed an algorithm that selects proven, appreciating wines to invest in. Vinovest, Inc. was appointed to serve as the Asset Manager of Series Wine on January 5, 2021 to manage the underlying assets related Series Wine pursuant to the operating agreement. Asset Manager will have sole authority and complete discretion over the care, custody, maintenance and management of each underlying assets and to take any action that it deems necessary or desirable in connection therewith.

Industry Overview and Market Opportunity

We believe that fine wines, can be tool used by investors to help them achieve greater diversification, potentially reducing their volatility with increasing returns. Fine wine is an asset class that has consistently outperformed the S&P 500 over the last 30 years. According to a 2018 article published by a Morgan Stanley analyst, Liv-ex Fine Wine 100 Index, which tracks the price movement of 100 of the most actively traded wines in the world, showed returns over a 10-year period exceeding that for FTSE and S&P 500, with lower volatility than gold.

According to The Wine Market Forecast 2017 – 2023 report published by Zion Market Research, the global wine market was valued at approximately $302.02 billion in 2017 and is expected to generate revenue of around $423.59 billion by the end of 2023. A recent report published by Mordor Intelligence forecasts that the global wine market will grow at a CAGR (Compound Annual Growth Rate) of around 5.8% between 2019 and 2024. The report attributes this growing demand to changing tastes, innovations in exotic flavor and increased global business networks. It states that wine consumption is increasing in the large markets of the Asia-Pacific, with China dominating the market in the region. It also states that there is a surging demand for tropical fruit and sparkling wines among millennials and other generations. These trends indicate that demand for wine is on the rise, which we believe will benefit our company is well-positioned to benefit from as an investor in these wine assets – however, please note that these statements about the wine industry and potential growth rates in the wine industry do not reflect the value of or potential returns on the shares of our company or of any of our Series.

The secondary market for fine wine currently sits at around $5 billion, according to 2018 Bloomberg article – a fraction of the $302 billion global wine market. We believe these are promising statistics that will attract retail investors to the prospect of investing in fine wines as an asset class in general.

Despite its size, the wine market is complex and often misunderstood due to its opaque nature. Unlike traditional asset classes such as equities or fixed income, there is a lack of transparency due to the limited publicly available data. The market is made and largely executed through private transactions, making it difficult for outsiders to gain insight. We believe there is an opportunity to use our platform to make the market more liquid and transparent for investors of all means and backgrounds. Based on the market forecasts set out above, we expect the fine wine market to grow and present unique opportunities moving forward for investors looking for an uncorrelated alternative asset class.

Additionally, we believe that there is an opportunity to capture the shifting tastes of millennial retail investors. The 2018 U.S. Trust Insights on Wealth and Worth survey on wealthy household’s found that while baby boomers and older investors rely primarily on traditional stocks and bonds, younger investors, especially millennials, are more likely to incorporate alternative strategies into their investment portfolios. Millennials allocate 17% to alternatives and assets other than stocks, bonds and cash. It also found that 61% of millennial investors think it’s not possible to achieve above-average returns by investing solely in stocks and bonds anymore, and are looking for alternative investments. For example, the report showed that millennials are the fastest growing segment of art collectors, up 8% year-over-year and comprising 36% of total respondents. We believe these shifts in millennial investing tastes suggests there will be more interest in investing in wine assets. We believe we are uniquely suited to capitalize on this increased interest, potentially leading to more capital for the company to work with, providing it with increased buying power and other advantages related to economies of scale, and ultimately providing greater value to investors in our company moving forward.

Employees

Currently, the company does not have any employees.

Intellectual Property

The company does not own any patents, copyrights or trademarks.

Litigation

The company and its executive officers are not currently a party to any legal proceedings.

Government Regulation

Regulation of the wine industry varies from jurisdiction to jurisdiction and state to state. In any jurisdictions or states in which we operate, we may be required to obtain licenses and permits to conduct business, including dealer and sales licenses, and will be subject to local laws and regulations, including, but not limited to, import and export regulations, laws and regulations involving sales, use, value-added and other indirect taxes.

Claims arising out of actual or alleged violations of law could be asserted against us by individuals or governmental authorities and could expose us or each series of interests to significant damages or other penalties.

THE COMPANY’S PROPERTY

We do not own or lease any real estate, office space or significant tangible assets.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Overview

StartEngine Collectibles Fund I LLC was formed on October 14, 2020 and our company’s headquarters are in Los Angeles, California.

The purpose of our company shall be to (a) promote, conduct or engage in, directly or indirectly, any business, purpose or activity that lawfully may be conducted by a series limited liability company organized pursuant to the Delaware Act, (b) acquire, maintain and sell collectibles and other assets and, to exercise all of the rights and powers conferred upon our company and each series with respect to its interests therein, and (c) conduct any and all activities related or incidental to the foregoing purposes.

Emerging Growth Company

Upon the completion of our initial offering, we may elect to become a public reporting company under the Exchange Act. We will qualify as an “emerging growth company” under the JOBS Act. As a result, we will be permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our interests that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1.07 billion in non-convertible debt during the preceding three year period.

Operating Results

Revenues are generated at the series level. From October 14, 2020, our inception date, through December 31, 2020, no series generated any revenues. The underlying assets expected to be held by Series Music are not expected to generate any revenues until the closing date for the calendar quarter following the calendar quarter that the series is launched. Assuming Series Wine acquires wine assets, it may not generate any revenue until a liquidation event – i.e. the sale of wine assets it has acquired.

We had $55,000 in operating expenses from October 14, 2020 to December 31, 2020. Each series will be responsible for its own operating and formation expenses, such as storage and insurance beginning on the closing date of the offering of such series.

Liquidity and Capital Resources

As of December 31, 2020, neither our company nor any series had any cash or cash equivalents or financial obligations other than the $95,000 as December 31, 2020 due to members of our company, which consists primarily Offering and Formation Expenses incurred on behalf of Series Music and Series Wine by our Managing Member. Such expenses will be reimbursed to the Managing Member.

Plan of Operations

No series of our company has commenced operations, is capitalized or has any assets. We intend for each series to start operations at the time of the initial closing of each applicable offering.

We intend for each series to start operations at the time of the initial closing of each applicable offering. All assets and liabilities related to each underlying asset that have been incurred to date and will be incurred until the closing of each offering are the responsibility of our company or our managers and responsibility for any assets or liabilities related to each underlying asset will not transfer to the applicable series until such time as a closing has occurred.

Each series intends to generate revenues, if at all, as described in the “The Company’s Business” section of this Offering Circular based on the nature of the assets. For instance, we anticipate that Series Music may generate enough revenues to distribute dividends to shareholders within twelve (12) months from commencing its operations. However, we do not anticipate Series Wine will generate revenue until a liquidation or sale of some of its underlying assets. See “The Company’s Business—Operating Expenses” for additional information regarding the payment of Operating Expenses.

We believe that the proceeds from the offerings will satisfy our cash requirements for the next six months to implement the foregoing plan of operations.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The Managers

Our company operates under the direction StartEngine Assets, LLC, our Managing Member and our Administrative Manager (our “Managers”). The Managing Member has the power and authority to act as necessary to further the purpose of our company, which is to acquire, maintain and sell collectibles and other assets. The Administrative Manager is responsible for identifying the assets to be purchased from the offerings of the series of our company, as well as directing or performing the day-to-day business affairs of the company, and, as applicable, of series of our company.

The Managing Member has delegated to the Asset Managers of each of our series the responsibility of directing the operations of the applicable a series, directing the series’ day-to-day affairs, and implementing the series’ investment strategy. The Asset Manager (and the Administrative Manager, as applicable) is responsible for determining maintenance required in order to maintain or improve the asset’s quality, determining how to monetize the underlying assets in order to generate profits, and evaluating potential sale offers which may lead to the liquidation of the underlying assets or other series as the case may be. The Asset Manager for Series Music is Skimmer Music LLC. The Asset Manager for Series Wine is Vinovest, Inc, each of which are unrelated third-parties of our company.

Our Managing Member will establish an Advisory Board that will assist our company in its business decisions (such as the creation of a new series) and will assist our series in making decisions with respect to all asset acquisitions, dispositions and maintenance schedules. Our Managers are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

We will follow guidelines adopted by our Managers and implement policies set forth in the operating agreement unless otherwise modified by our Managers. Our Managers may establish further written policies and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled. Our Managing Member may change our objectives at any time without approval of our interest holders. Our Managers have no track record and are relying on the track record of its individual officers, directors and advisors.

Our Managers performs their duties and responsibilities pursuant to the operating agreement. Our Managers maintain a contractual, as opposed to a fiduciary relationship, with us and our interest holders. Furthermore, we have agreed to limit the liability of our Managers and to indemnify our Managers against certain liabilities.

The responsibilities of our Managers and the Managers of a particular series, comprised of an Asset Manager and the Administrative Manager (collectively, the “series Managers”) are summarized below. Capitalized terms used in this summary that are not defined shall have the meanings set forth in the company’s operating agreement.

Investment Advisory, Asset Management and Disposition Services. (Asset Manager)

•	oversee the overall investment strategy approved by the Managing Member, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

•	serve as the investment and financial manager with respect to underwriting, financing, originating, servicing, investing in, redeveloping and eventually selling a diversified portfolio of assets as specified in the respective series;

•	manage and perform the various administrative functions necessary for the day-to-day operations and management of the series Assets;

•	provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to acquisition, management and disposition of the series Assets;

•	maintain reporting, record keeping, internal controls and similar matters with respect to the series Assets in a manner to allow our company to comply with applicable law, including the requirements of Under Section 18-215 of the LLC Act;

•	structure the terms and conditions of acquisitions, sales and joint ventures to be approved by the Managing Member;

•	obtain market research and economic and statistical data in connection with the investments and investment objectives and policies;

•	oversee and conduct due diligence processes related to prospective investments;

•	maintain all appropriate books and records with respect to the series Asset and on a per series and, if there is only one Asset Manager, on a Company wide basis, maintain accounting data and any other information concerning the activities as shall be required to prepare and file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

•	subject to the approval of the Administrative Manager, oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters.

Offering and Resale Services. (Administrative Manager)

•	the development of any offering of by a series, including identifying and sourcing the assets to be acquired from the offering of a series, including sourcing and acquiring such assets, the determination of the specific terms of the securities to be offered, preparation of all offering and related documents, and obtaining all required regulatory approvals of such documents;

•	the preparation and approval of all marketing materials to be used by our company, the respective series or others relating to an Offering;

•	the facilitation of a secondary market including entering into of listing agreements with any National Securities Exchange, Alternative Trading System (“ATS”) or over-the-counter market and the delisting of some or all of the shares from, or requesting that trading be suspended on, any such exchange or market; and preparing and filing any documents and seeking the appropriate approval, if required, for compliance with federal and state securities laws, including Blue Sky requirements

Accounting and Other Administrative Services. (Administrative Manager)

•	manage and perform the various administrative functions necessary for the day-to-day operations;

•	provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to the business and operations, including for the series Asset and the services described in 5.02(a) if requested by the Asset Manager;

•	arrange for auditors and oversee the audit process on the accounting data and any other information concerning the activities as shall be required to prepare and file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

•	maintain all appropriate books and records including accounting for the assets of our company and each of the series separately;

•	evaluate and obtain adequate insurance coverage for our company based upon risk management

•	oversee all reporting, record keeping, internal controls and similar matters in a manner to allow our company to comply with applicable law, including the requirements of Under Section 18-215 of the LLC Act.

Shareholder Services. (Administrative Manager)

•	Recommend distribution policies for each series to the Managing Member and, subject to approval by the Managing Member, authorize distributions from time to time;

•	manage communications with shareholders of a series, including answering phone calls, preparing and sending written and electronic reports and other communications; and

•	establish technology infrastructure to assist in providing shareholder support and services

Directors, Executive Officers and Key Employees of our Manager

The authority and functions of the Managing Member, on the one hand, and of the Asset Managers, on the other hand, are be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the General Corporation Law of the State of Delaware. The following table sets forth the name and position of each of the current executive officers, directors and significant employees of our Managing Member, Administrative Manager, and Asset Managers

Managing Member & Administrative Manager – StartEngine Assets, LLC

Name	Position	Age	Term of Office (Beginning)	Approximate hours per week for part- time employees
Johanna Cronin	Manager	31	May 2020	N/A

Johanna Cronin, Manager

Johanna Cronin is the Manager of StartEngine Assets, LLC, and is responsible for managing the operations of StartEngine Assets, LLC. Johanna Cronin is also currently the Chief Marketing Officer at StartEngine Crowdfunding, Inc. She was the first employee at StartEngine Crowdfunding when she joined in 2014. Prior to that she served as an SEM analyst, managing paid media budgets and purchasing media placements for small businesses, for Dex Media, Inc. from March 2012 until March 2014. Johanna received her Bachelor of Arts from Northwestern University, where she was a psychology major with a Spanish minor.

Asset Manager – Series Music – Skimmer Music LLC

Name	Position	Age	Term of Office (Beginning)	Approximate hours per week for part- time employees
Stephen Drimmer	Co-Chief Executive Officer	74	November 2016	N/A
Robert Skoro	Co-Chief Executive Officer	65	November 2016	N/A

Stephen Drimmer, Co-Chief Executive Officer

Stephen Drimmer graduated from the Horace Mann School in Riverdale New York in 1963, Columbia College in 1967, and of Columbia Law School in 1970. Mr. Drimmer also attended the Columbia University Graduate School of Business. While in high school he studied trumpet with William Vacchiano (first chair NY Phil) at Julliard and Robert Nagel. He spent four summers as a music student at the National Music Camp in Interlochen Michigan (violin and trumpet) and spent the summer of 1963 as a trumpet student at the Aspen Music Festival and School. Mr. Drimmer co-founded Silverlight Express in the late 1970’s, one of the nation’s largest owners of buses used in the entertainment industry for transporting artists and crews for concert tours. He co-founded Left Bank Management in 1982 and helped build it into a successful entertainment management company. Upon his departure from Left Bank in 1990, he consulted for the Gordy Company and Lippman-Kahane Entertainment. He formed Silverlight Entertainment in 1991 and built it into significant presence in the Latin Entertainment business managing several successful artists and actors. He formed Silverlight Records and entered into a joint venture with Warner Brother Records, Silverlight Television and formed a production venture with Warner Brothers Television, and Silverlight Music Publishing that formed a publishing venture with Famous Music.

In 2002, Mr. Drimmer founded Varitalk, an audio concatenation company specializing in entertainment marketing and super-personalized mobile content. Varitalk has a dynamic and robust proprietary technology and a team of entertainment veterans and technical wizards to help Varitalk dominate the audio personalization space. He served as Chairman and CEO of the company until mid 2005.

In January, 2006, he co-founded and was (until 2014) the Managing Partner of Iconmobile LLC, the US subsidiary of Iconmobile GmbH based in Berlin, Germany, a leading mobile marketing, design and technology company now majority owned by WPP, the world’s largest network of advertising agencies. Iconmobile’s clients include Microsoft, Ford, Mercedes, Kraft, RIM, Nokia, Proctor & Gamble, Colgate, Visa, ISIS, J&J and multiple other Fortune 100 and 500 companies.

Mr. Drimmer is now an active investor in tech startups on the west coast and has been venture partner in StartEngine LLC, a Santa Monica based startup accelerator, since June 2014. Mr. Drimmer lives in Los Angeles with his wife, Nadia, has two sons and four grandchildren. He has served on the Board of Directors of the Los Angeles Master Chorale, and is a member of the Board of Trustees of the Aspen Music Festival and School and the Los Angeles Fire Department Foundation, among others..

Robert Skoro, Co-Chief Executive Officer

Prior to joining Skimmer Music, Robert Skoro co-founded and managed Consumer Net, the first music marketing CRM/Database company through its sale to 24/7 Media / WPP. Mr. Skoro was Senior Vice President and a member of the Executive Committee of MP3.COM from inception in 1997 through its successful IPO in July 1999. Mr. Skoro was a Managing Partner of Music Master Exchange LLC, a recording studio and music library until the company was acquired Bob is a co-founder of SmashMaker Ent. Inc., a music content creation and monetization app/platform, which he founded in 2015.

Asset Manager – Series Wine – Vinovest, Inc.

Name	Position	Age	Term of Office (Beginning)	Approximate hours per week for part- time employees
Anthony Zhang	Chief Executive Officer, Director		September 2019	N/A
Brent Akamine	Co-Founder		September 2019	N/A

Anthony Zhang. Anthony Zhang is the CEO and cofounder of Vinovest, the world’s first platform for investing in fine wine, which he co-founded in 2019 with Brett Akamine. Prior to starting Vinovest, Mr. Zhang was the head of marketing and business development at Blockfolio, a cryptocurrency portfolio management app that was recently acquired for $150 million in August 2020. He has also co-founded and served as CEO of two other companies. The first company, EnvoyNow, founded in 2013, raised venture funding and grow to over 23 markets nationwide and had over 200,000 students using the app before being acquired. The second company, KnowYourVC, founded in 2018, grew to nearly 200,000 monthly unique searches on the platform before being acquired. Anthony brings a wealth of experience in entrepreneurship and technology that he applies to his position as Chief Executive Officer and Director of Vinovest.

Brent Akamine. Brent is a co-founder of Vinovest, and a serial entrepreneur, bringing nearly 20 years of experience in startups and senior roles at TrueCar, Shopnation.com, and more. From April 2014 to April 2017, he was a Design Director for Flipagram – a social media platform focused on photos, music, and video. From there, he went on to be a Design Director at ByteDance until July 2018, followed by serving as a Design Director for Blockfolio from July 2018 to February 2020. Mr. Akamine brings his experience as a team and project leader to Vinovest, where he helps guide the overall direction of the company along with Mr. Zhang.

Advisory Board

The Advisory Board will be at the company level and has specific responsibilities. Each Series may also develop their own networks of advisors. Though these advisors may provide a pivotal role in a given Series, such advisors will not have a formal responsibilities and obligations to the company.

Responsibilities of the Advisory Board

The Advisory Board will support our company, our Asset Managers and our Administrative Manager and will consist of the Managers’ expert network and external advisors. It is anticipated that the Advisory Board will review our relationship with, and the performance of, our Managing Member, and generally approve the terms of any material or related-party transactions. In addition, it is anticipated that the Advisory Board will be responsible for the following:

•	Consulting on the creation of a new series of our company, or engaging a new Asset Manager for such series;

•	approving, permitting deviations from, making changes to, and annually reviewing the asset acquisition policy;

•	evaluating all asset acquisitions;

•	evaluating any third party offers for asset acquisitions and approving asset dispositions that are in the best interest of our company and our interest holders;

•	providing guidance with respect to the appropriate levels of insurance costs specific to each individual asset;

•	provide guidance with respect to, material conflicts arising or that are reasonably likely to arise with a Manager, on the one hand, and our company, a series or the shareholders, on the other hand, or our company or a series, on the one hand, and another series, on the other hand;

•	approving any material transaction between our company or a series, on the one hand, and our Managing Member or any of its affiliates, another series or a shareholder, on the other hand, other than for the purchase of shares;

•	reviewing the total fees, expenses, assets, revenues, and availability of funds for distributions to our interest holders at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the assets, and that funds available for distributions to interest holders are in accordance with our policies; and

•	approving any service providers appointed by our Managing Member in respect of the underlying assets.

The resolution of any conflict of interest approved by the Advisory Board shall be conclusively deemed fair and reasonable to our company and its interest holders and not a breach of any duty at law, in equity or otherwise. The members of the Advisory Board will not be Managers or officers of our company or any series and will not have fiduciary or other duties to the interest holders of any series.

Compensation of the Advisory Board

Our Managing Member may compensate the Advisory Board or their nominees (as so directed by an Advisory Board member) for their service. As such, it is anticipated that their costs will not be borne by any given series of shares.

Members of the Advisory Board

The Managers of our Series have already established an informal network of expert advisors for each of our series who support our series in asset acquisitions, valuations and negotiations, but we have not yet established a formal Advisory Board.

MANAGEMENT COMPENSATION

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by our company. The manager of our Managing Member manages our day-to-day affairs, oversees the review, selection and recommendation of investment opportunities, services acquired investments and monitors the performance of these investments to ensure that they are consistent with our investment objectives. This individual receives compensation for her services, including services performed for us on behalf of our Managing Member, from our Managing Member. Although we will indirectly bear some of the costs of the compensation paid to this individual, through fees we pay to our Managers, we do not intend to pay any compensation directly to this individual.

Compensation

Pursuant to our operating agreement, the Administrative Manager of our company will receive a Sourcing Fee and the Administrative Manager of our company Asset Manager and Administrative Manager of each series will each receive two fees as compensation for the services they provide to that series: a Service Fee and an Asset Management Fee.

Sourcing Fee

As compensation, the Administrative Manager of our company will receive a one-time fee equal of 15.0% of the amount paid for the underlying asset, paid to the Administrative Manager as compensation for due diligence services in evaluating, investigation and discovering the underlying assets (fee is subject to change in sole discretion of Manager as disclosed in each Series Designation (the “Sourcing Fee”). The Sourcing Fee will typically be paid upon purchase of the Series of the underlying asset.

Service Fee

For each calendar year, each series shall pay the Managers a service fee (the “Service Fee”). The Service Fee may be set by the Series Designation. If it is not set forth in the Series Designation, the Service Fee will be equal to 50% of the Free Cash Flow remaining after payment of the Preferred Return of that series (half of which will go to the Asset Manager of that series, with the remaining half going to the Administrative Manager), after the Economic Members have received distributions of the full amount of their Preferred Return that has accrued for that year and prior years.

For Series Wine, the Service Fee is not set by its Series Designation, and therefore, the Service Fee will be as set forth above.

For Series Music, the Service Fee will also only be payable after the Economic Members have received distributions of the full amount of their Preferred Return that has accrued for that year and prior years. To the extent there is still remaining Free Cash Flow, the Asset Manager and Administrative Manager will be entitled to a fee equal to 2% of the investment of the Economic Members of that series (the same asset basis on which the Preferred Return is calculated) (the “Catch-up Fee”). This amount will accrue if there was not sufficient funds to pay in prior years. In addition, the Asset Manager will be entitled to 50% of the amount remaining from the Free Cash Flow after subtracting any the Catch-up fee (including amounts paid for amounts accrued in prior years). Half of the Service Fee will go to the Asset Manager, with the remaining half going to the Administrative Manager.

Asset Management Fee

On a quarterly basis, beginning on the first quarter end date following the one year anniversary of the formation date of a series, each series shall pay an asset management fee equal to an annualized rate of 0.25% of the net asset value of such series at the end of each prior annual period to each of its Asset Manager and its Administrative Manager (an “Asset Management Fee”). Initially, the Asset Management Fee will be based on the amount of cash invested by shareholders in the series as of the end of each quarter rather than the net asset value of the series. Series Music will begin to use net asset value as the base on the first day after a year and one (1) quarter have passed since the date of the qualification of the offering statement of which this offering circular forms a part. Series Wine will do the same.

Our Managers will also receive reimbursement for costs incurred relating to this offering and other offerings (e.g., Offering & Formation Expenses) and will also be reimbursed for any Operating Expenses paid on behalf of a series.

Liquidation Fee

Upon the liquidation of a series, and to the extent there are funds, after return of the capital contribution and any accrued and unpaid Preferred Return and after setting aside funds for any expected expenses and disbursements, the Managers will generally receive 50% of any remaining funds.

The specific compensation structures of Series Wine and Series Music are summarized below.

Series Wine

In Series Wine, after payments of all fees and expenses (including the Asset Management Fee), the Free Cash Flow of Series Wine will be distributed to as follows:

•	First, to the Economic Members of the series until the Preferred Return has been paid (including any amounts accrued from the Preferred Return from previous years);

•	Second, 50% of such remaining Free Cash Flow will be paid to the Economic Members in proportion to the number of Series Wine Shares owned by such Economic Members;

•	Third, the remaining Free Cash Flow will be paid in equal shares to the Asset Manager and Administrative Manager (as the Service Fee).

By way of example: Series Wine has a 4% Preferred Return. A total of $100 has been invested in Series Wine in Capital Contributions and it now has a total of $8 in Free Cash Flow. As such, the payments will be: $6 to the Economic Members ($4 for the Preferred Return and $2 from the remaining Free Cash Flow) and $1 to each of the Asset Manager (Vinovest, Inc.) and Administrative Manager for the Service Fee.

Series Music

In the case of Series Music, after payments of all fees and expenses (including the Asset Management Fee), the Free Cash Flow of Series Music will be distributed to as follows:

•	First, to the Economic Members of the series until they have received an amount equal to 4% of their contributions and any accrued amounts of this Preferred Return from previous years;

•	Second, to the Managers until they receive collectively an amount equal to 2% of the capital contributions of the Economic Members of the series and any accrued amounts of this payment (the “Catch-Up Fee) from previous years;

•	Third, 50% of such remaining Free Cash Flow will be paid to the Economic Members in proportion to the number of Series Music Shares owned by such Economic Members; and

•	Fourth, the remaining Free Cash Flow will be paid in equal shares to the Asset Manager and Administrative Manager.

By way of example: Series Music has a 4% Preferred Return. If a total of $100 has been invested into Series Music in Capital Contributions and it now has $8 in Free Cash Flow. As such, the payments will be: $5 to the Economic Members ($4 for the Preferred Return and $1 from the remaining Free Cash Flow) and $1.50 to each of the Asset Manager and Administrative Manager ($1 to each for the Catch-Up Fee and $0.50 to each from the remaining Free Cash Flow).

Neither our Managing Member nor its affiliates will receive any selling commissions or dealer manager fees in connection with any offering. See “Plan of Distribution and Selling Securityholders—Fees and Expenses” and “Use of Proceeds” for further details.

To date, no Manager of our company or of its series has received any compensation.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Upon designation of each series, our Managing Member was granted a single share in each series and became the initial member holding 100% of the then outstanding shares of each series.

The address for all our Managers is c/o StartEngine Assets LLC, 3900 W Alameda Ave, Burbank, suite 1200, CA 91505.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

None.

SECURITIES BEING OFFERED

The following is a summary of the principal terms of, and is qualified by reference to, the operating agreement, of form of which attached hereto as Exhibit 2.2, and the subscription agreements, attached hereto as Exhibit 4, relating to the purchase of the shares offered hereby. The operating agreement will be executed prior to qualification. Capitalized terms used in this summary that are not defined shall have the meanings ascribed thereto in the operating agreement.

Description of Shares

Our company is a series limited liability company formed pursuant to Section 18-215 of the LLC Act. The purchase of the shares offered hereby is an investment only in the particular series and not an investment in our company as a whole. In accordance with the LLC Act, any series of shares established by our company will be a separate series of limited liability company shares of our company and not in a separate legal entity. We have not issued, and will not issue, any class of shares entitled to any preemptive, preferential or other rights that are not otherwise available to the holders purchasing shares in connection with the offerings.

Title to the underlying assets will be held by, or for the benefit of, the applicable series. We intend that each series will own its own underlying assets, which will be investment-grade collectible assets (initially, fine wine assets and Music Assets). An investor who invests in an offering will not have any indirect interest in any asset other than the underlying assets related to the applicable series unless the investor also participates in a separate offering associated with that other underlying asset.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and if the records maintained for any such series account for the assets associated with such series separately from the assets of the limited liability company, or any other series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series and not against the assets of the limited liability company generally or any other series. Accordingly, our company expects our Managers to maintain separate, distinct records for each series and its associated assets and liabilities. As such, the assets of a series include only the fine wines associated with that series and other related assets (e.g., cash reserves). As noted in the “Risk Factors” section, the limitations on inter-series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series should be applied to meet the liabilities of the other series or the liabilities of our company generally where the assets of such other series or of our company generally are insufficient to meet our company’s liabilities.

Section 18-215(c) of the LLC Act provides that a series established in accordance with Section 18-215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security shares, and sue and be sued.  We intend for each series to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular series and title to the relevant underlying assets will be held by, or for the benefit of, the relevant series.

All of the shares offered by this Offering Circular will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to the shares, as determined by our Managing Member, the holders of the shares will not be liable to our company to make any additional capital contributions (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act). Holders of the shares offered hereby have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any shares and no preferential rights to distributions.

In general, the holders of each series of our shares (which may include Managers of our company, Managers of a Series, their affiliates, or other third parties to which our Managing Member issues shares) will (i) receive a Preferred Return at a rate set forth in the applicable Series’ Designation; and (ii) participate in the available Free Cash Flow derived from the underlying assets related to the series, less any Service Fees payable to our Managers (as described in “—Distribution Rights” below). Our Managing Member may sell its shares from time to time.

Each series will use the proceeds of its offerings to pay certain fees and expenses related to its formation and the offering (please see the “Use of Proceeds” section for further details regarding the use of proceeds for each offering). An investor in each offering will acquire an ownership interest only in the applicable series and not, for the avoidance of doubt, in (i) our company, (ii) any other series of shares, (iii) our Managing Member or Administrative Manager, or (iv) any underlying asset owned by any series. Although our shares will not immediately be listed on a stock exchange and a liquid market in our shares cannot be guaranteed, we intend to list our securities on StartEngine Secondary, an alternative trading system or “ATS,” operated by an affiliate of our Managing Member.

Distribution Rights

For each series, our Managing Member intends to declare and pay distributions to the shareholders of that series equal to:

•	a return on their investment (a “Preferred Return”); and

•	Any Free Cash Flow after distributions of the Preferred Return and any Service Fee paid to the Managers.

The annual rate of the Preferred Return will be specific to each series of our company (as set forth in the applicable Series Designation). For Series Wine, the rate of the Preferred Return will be 4%. For Series Music, the rate of Preferred Return will be 4%. To the extent the Preferred Return is not paid in a particular period, the amount of Preferred Return will be paid if and when there are available funds in the Free Cash Flow. The Service Fee will also be specific to each series, and is described above in “Management Compensation – Compensation of Managers.”

Distributions of Preferred Return will be paid out of the available “Free Cash Flow” of a series, which consists of the net income (as determined under GAAP) generated by such series (before accounting for the Service Fee) plus any change in net working capital and depreciation and amortization (and any other non-cash operating expenses and/or and amounts that were previously retained as cash reserves that, during such period, the Managing Member determines are no longer needed by our company) and less any capital expenditures related to the underlying assets related to such series. Any amounts remaining after payment of the Preferred Return and Service Fee will be distributed on a pro-rata basis to shareholders of a Series, if available.

Timing and Amount of Distributions

Our Managing Member has sole discretion in determining what distributions of Free Cash Flow, if any, are made to holders of each series of shares except as otherwise limited by law or the operating agreement. Such determinations will be binding on our company and each series of our company, as well as every holder of our shares. Investors do not have any rights under our operating agreement to audit, or otherwise receive an explanation regarding, decisions regarding their distribution rights. The Managing Member intends to make distributions on a basis that is appropriate for the underlying assets to the shareholders of a series to satisfy the amount of Preferred Return that has accrued (for the current as well as prior periods). To the extent funds are available, our company intends to pay this Preferred Return as appropriate for the particular series. We note that, for Series Music, the payments of Preferred Return will most likely be made on a quarterly basis. Further, for Series Wine, payments of Preferred Return will only be paid upon the sale of the underlying assets held by Series Wine. There is no guarantee that there will be sufficient Free Cash Flow of a series to make such Preferred Return payments to shareholders. Any unpaid Preferred Return amounts to shareholders will accrue until shareholders have received the Preferred Return to which they are entitled.

No series will distribute an underlying asset in kind to its interest holders.

The LLC Act (Section 18-607) provides that a member who receives a distribution with respect to a series and knew at the time of the distribution that the distribution was in violation of the LLC Act shall be liable to the series for the amount of the distribution for three years.  Under the LLC Act, a series limited liability company may not make a distribution with respect to a series to a member if, after the distribution, all liabilities of such series, other than liabilities to members on account of their limited liability company shares with respect to such series and liabilities for which the recourse of creditors is limited to specific property of such series, would exceed the fair value of the assets of such series.  For the purpose of determining the fair value of the assets of the series, the LLC Act provides that the fair value of property of the series subject to liability for which recourse of creditors is limited shall be included in the assets of such series only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to it at the time the assignee became a member and that could not be ascertained from the operating agreement.

No Redemption Provisions

No series of our shares are redeemable, except as necessary in order to avoid the assets of our company being deemed “plan assets” under ERISA.

No Registration Rights

There are no registration rights in respect of any series of our shares.

Limited Voting Rights

Our Managing Member is not required to hold an annual meeting of interest holders. The operating agreement provides that meetings of interest holders may be called by our Managing Member and a designee of our Managing Member shall act as chairman at such meetings. Interest holders do not have any voting rights as a shareholder in our company or a series except with respect to:

•	the removal of our Managing Member for cause as described below;

•	the dissolution of our company upon the for-cause removal of our Managing Member; and

•	an amendment to the operating agreement that would:

○	adversely affect the rights of a shareholder in any material respect;

○	reduce the voting percentage required for any action to be taken by the holders of shares in our company under the operating agreement;

○	change the situations in which our company and any series can be dissolved or terminated;

○	change the term of our company (other than the circumstances provided in the operating agreement); or

○	give any person the right to dissolve our company.

Our Managing Member can only be removed as Managing Member of our company and each series in the event our Managing Member is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a series or our company which has a material adverse effect on our company.

When entitled to vote on a matter, each interest holder will be entitled to one vote per interest held by it on all matters submitted to a vote of the interest holders of an applicable series or of the interest holders of all series of our company, as applicable.  The removal of our Managing Member as Managing Member of our company and all series must be approved by two-thirds of the votes that may be cast by all interest holders in any series of our company. All other matters to be voted on by the interest holders must be approved by a majority of the votes cast by all interest holders in any series of our company present in person or represented by proxy.

Our Managing Member or its affiliates (if they hold shares) may not vote as a shareholder in respect of any matter put to the interest holders. However, the submission of any action of our company or a series for a vote of the interest holders shall first be approved by our Managing Member and no amendment to the operating agreement may be made without the prior approval of our Managing Member that would decrease the rights of our Managing Member or increase the obligations of our Managing Member thereunder.

Our Managing Member has broad authority to take action with respect to our company and any series. See “Directors, Executive Officers and Significant Employees—The Manager” for more information. Except as set forth above, our Managing Member may amend the operating agreement without the approval of the interest holders to, among other things, reflect the following:

•	the merger of our company, or the conveyance of all of the assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in the legal form into another limited liability entity;

•	a change that our Managing Member determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;

•	a change that our Managing Member determines to be necessary or appropriate for our company to qualify as a limited liability company under the laws of any state or to ensure that each series will continue to qualify as a corporation for U.S. federal income tax purposes;

•	an amendment that our Managing Member determines, based upon the advice of counsel, to be necessary or appropriate to prevent our company, our Managing Member, or the officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

•	any amendment that our Managing Member determines to be necessary or appropriate for the authorization, establishment, creation or issuance of any additional series;

•	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the operating agreement;

•	any amendment that our Managing Member determines to be necessary or appropriate for the formation by our company of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the operating agreement;

•	a change in the fiscal year or taxable year and related changes; and

•	any other amendments which our Managing Member deems necessary or appropriate to enable our Managing Member to exercise its authority under the Agreement.

In each case, our Managing Member may make such amendments to the operating agreement provided our Managing Member determines that those amendments:

•	do not adversely affect the interest holders (including any particular series of shares as compared to other series of shares) in any material respect;

•	are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•	are necessary or appropriate to facilitate the trading of shares or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the shares may be listed for trading, compliance with any of which our Managing Member deems to be in the best shares of our company and the interest holders;

•	are necessary or appropriate for any action taken by our Managing Member relating to splits or combinations of shares under the provisions of the operating agreement; or

•	are required to effect the intent expressed in this prospectus or the intent of the provisions of the operating agreement or are otherwise contemplated by the operating agreement.

Furthermore, our Managing Member retains sole discretion to create and set the terms of any new series and will have the sole power to acquire, manage and dispose of underlying asset of each series.

Liquidation Rights

The operating agreement provides that our company shall remain in existence until the earlier of the following: (i) the election of our Managing Member to dissolve it; (ii) the sale, exchange or other disposition of substantially all of the assets of our company; (iii) the entry of a decree of judicial dissolution of our company; (iv) at any time that our company no longer has any members, unless the business is continued in accordance with the LLC Act; and (v) a vote by a majority of all interest holders of our company following the for-cause removal of our Managing Member. Under no circumstances may our company be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members who hold more than two-thirds of the shares in the profits of our company).

In connection with the liquidation of a series, whether as a result of the dissolution of our company or the termination of such series, all property and Free Cash Flows in excess of that required to discharge liabilities that are contingent, condition or unmatured, shall be distributed as follows:

•	First, to the holders of the shares of the series on an equal per share basis until they have received their capital contribution and Preferred Return (including any Preferred Return that accrued with respect to a prior calendar year but has not yet been distributed);
•	Second, unless otherwise specified in a Series Designation, 50% to Managers of such Series (half of which shall go to the relevant Asset Manager, and half of which shall go to the Administrative Manager) and 50% to the holders of shares of the series on an equal per share basis.

A series shall remain in existence until the earlier of the following: (i) the dissolution of our company, (ii) the election of our Managing Member to dissolve such series; (iii) the sale, exchange or other disposition of substantially all of the assets of the series; or (iv) at any time that the series no longer has any members, unless the business is continued in accordance with the LLC Act.  Under no circumstances may a series of shares be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members holding more than two-thirds of the shares in the profits of the series).

Upon the occurrence of any such event, our Managing Member (or a liquidator selected by our Managing Member) is charged with winding up the affairs of the series or our company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a series or our company as a whole, as applicable, the underlying assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third party creditors, (ii) second, to any creditors that are our Managing Member or its affiliates (e.g., payment of any outstanding reimbursements owed to the Managing Member), and thereafter, (iii) first, 100% to the interest holders of the relevant series, allocated pro rata based on the number of shares held by each interest holder (which may include our Managing Member, any of its affiliates and asset sellers and which distribution within a series will be made consistent with any preferences which exist within such series) until the interest holders receive back 100% of their capital contribution and second, (A) 10% to our Managing Member and (B) 90% to the interest holders of the relevant series, allocated pro rata based on the number of shares held by each interest holder (which may include our Managing Member, any of its affiliates and asset sellers and which distribution within a series will be made consistent with any preferences which exist within such series).

Transfer Restrictions

Each series of our shares are subject to restrictions on transferability. A holder of shares may not transfer, assign or pledge its shares without the consent of our Administrative Manager. Our Administrative Manager may withhold consent in its sole discretion, including when our Managing Member determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners in such series or more than 500 beneficial owners in such series that are not “accredited investors” (provided that our Administrative Manager may waive such limitations), (b) the assets of such series being deemed “plan assets” for purposes of ERISA, (c) a change of U.S. federal income tax treatment of our company and/or such series, or (d) our company, such series or our Managing Member being subject to additional regulatory requirements. The transferring holder is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such sale is completed) including any legal fees incurred by us or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees. The restrictions on transferability listed above will also apply to any resale of shares via the anticipated secondary platform (e.g., StartEngine Secondary) described above (see “Description of the Business – StartEngine Secondary” for additional information).

Our Managing Member may transfer all or any portion of the shares held by it from time to time, in accordance with applicable securities laws, either directly or through brokers, via StartEngine Secondary, or otherwise.

Additionally, unless and until the shares are listed or quoted for trading, there are restrictions on the holder’s ability to the pledge or transfer the shares. There can be no assurance that we will, or will be able to, register our shares for resale. Therefore, investors may be required to hold their shares indefinitely. Please refer to the subscription agreement for additional information regarding these restrictions. To the extent certificated, the shares issued in each offering will bear a legend setting forth these restrictions on transfer and any legends required by state securities laws.

Finally, any transferees will be required to agree to adhere to the terms of our operating agreement, including the jury trial waiver and forum selection provisions contained in the operating agreement.

Agreement to be Bound by the Operating Agreement; Power of Attorney

By purchasing shares, the investor will be admitted as a member of our company and will be bound by the provisions of, and deemed to be a party to, the operating agreement.  Pursuant to the operating agreement, each investor grants to our Managing Member a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our Managing Member the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the operating agreement.

Duties of Officers

The operating agreement provides that, except as may otherwise be provided by the operating agreement, the property, affairs and business of each series of shares will be managed under the direction of our Managing Member.  Our Managing Member has the power to appoint the officers and such officers have the authority and exercise the powers and perform the duties specified in the operating agreement or as may be specified by our Managing Member.

We may decide to enter into separate indemnification agreements with the directors and officers of our company, our Managing Member or our Asset Manager If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the operating agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim.  The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to our company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the operating agreement.

Exclusive Jurisdiction

Under Section 15.08 of our operating agreement, any dispute in relation to the operating agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, and each investor will covenant and agree not to bring any such claim in any other venue. If a holder of the shares were to bring a claim against our company or our Managing Member pursuant to the operating agreement, it would have to do so in the Delaware Court of Chancery. Notwithstanding the foregoing, if, for any reason, the Delaware Chancery Court does not have jurisdiction over an action, then the action may be brought in other federal or state courts located in Delaware.

We believe the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting our litigation costs, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of the company.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Further, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision would require suits to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction to be brought in federal court located in Delaware. Investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder.

Waiver of Right to Trial by Jury

Our operating agreement provides that each investor waives the right to a jury trial for any claim they may have against us arising out of, or relating to, the operating agreement and any transaction arising under that agreement, which could include claims under federal securities law.

Further, our subscription agreement that investors will execute when investing a series of our company also provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the subscription agreement. This jury trial waiver also applies to claims arising under federal securities laws.

If we opposed a jury trial demand based on either waiver, a court would determine whether such waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. Meaning that if either jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the subscription agreement or operating agreement, as applicable, with a jury trial. Furthermore, no condition, stipulation or provision of either agreement serves as a waiver by any holder of our shares or by us of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

The jury trial waiver in both our operating agreement and subscription agreement will also be apply to purchasers of investors’ shares in secondary transactions (i.e. shares sold on StartEngine Secondary).

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

We will be required to make annual and semi-annual filings with the SEC. We will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 shareholders of record and have filed at least one Form 1-K.

At least every 12 months, we will file a post-qualification amendment to the Offering Statement of which this Offering Circular forms a part, to include the company’s recent financial statements.

We may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

STARTENGINE COLLECTIBLES FUND I LLC

FINANCIAL STATEMENTS

DECEMBER 31, 2020

F-1

INDEPENDENT AUDITORS’ REPORT

To the Members

StartEngine Collectibles Fund I LLC

We have audited the accompanying financial statements of StartEngine Collectibles Fund I LLC (the “Company”), which comprise the balance sheet as of December 31, 2020 and the related statements of operations, member’s deficit, and cash flows for the period from October 14, 2020 (“Inception”) to December 31, 2020, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of StartEngine Collectibles Fund I LLC as of December 31, 2020 and the results of its operations and its cash flows from Inception to December 31, 2020, in accordance with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses and has no working capital, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ dbbmckennon

Newport Beach, CA

May 7, 2021

F-2

STARTENGINE COLLECTIBLES FUND I LLC

BALANCE SHEET

DECEMBER 31, 2020

Assets
Long Term assets
Deferred offering costs	$40,000
Total long term assets	40,000
Total assets	40,000

Liabilities and Members' Deficit

Current liabilities
Due to members	$95,000
Total current liabilities	95,000
Total liabilities	95,000

Members' deficit
Accumulated deficit	(55,000)
Total members' deficit	(55,000)
Total liabilities and members' deficit	$40,000

See Accompanying Notes to the Financial Statements

F-3

STARTENGINE COLLECTIBLES FUND I LLC

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM OCTOBER 14, 2020, INCEPTION TO

DECEMBER 31, 2020

Revenue
Total revenue	$-

Operating Expenses
General and administrative	55,000
Total operating expenses	$55,000

Net Loss	$(55,000)

See Accompanying Notes to the Financial Statements

F-4

STARTENGINE COLLECTIBLES FUND I LLC

STATEMENT OF MEMBER’S EQUITY

FOR THE PERIOD FROM OCTOBER 14, 2020, INCEPTION TO

DECEMBER 31, 2020

	Accumulated Deficit	Total
Beginning October 14, 2020	$-	$-
Net loss	(55,000)	(55,000)
Beginning December 31, 2020	$(55,000)	$(55,000)

See Accompanying Notes to the Financial Statements

F-5

STARTENGINE COLLECTIBLES FUND I LLC

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM OCTOBER 14, 2020, INCEPTION TO

DECEMBER 31, 2020

Cash flows from operating activities
Net loss	$(55,000)
Net cash used in operating activities	(55,000)

Cash flows from financing activities
Due to members	95,000
Deferred offering costs	(40,000)
Net cash used in financing activities	55,000

Net increase (decrease) in cash	$-

Beginning cash balance October 14, 2020	$-
Ending cash balance December 31, 2020	$-

Supplemental cash flow information
Cash paid for interest	$-
Cash paid for income taxes	$-

See Accompanying Notes to the Financial Statements

F-6

STARTENGINE COLLECTIBLES FUND I LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS

StartEngine Collectibles Fund I LLC was formed on October 14, 2020 (“Inception”) in the State of Delaware. The financial statements of StartEngine Collectibles Fund I LLC, (which may be referred to as the "Company", "we," "us," or "our") are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company’s headquarters are in Culver City, California.

The purpose of the Company and, unless otherwise provided in the applicable Series Designation, shall be to (a) promote, conduct or engage in, directly or indirectly, any business, purpose or activity that lawfully may be conducted by a series limited liability company organized pursuant to the Delaware Act, (b) acquire, maintain and sell collectibles and other assets and, to exercise all of the rights and powers conferred upon the Company and each Series with respect to its interests therein, and (c) conduct any and all activities related or incidental to the foregoing purposes.

The Managing Member of the Company, StartEngine Assets, LLC, may, at any time and from time to time cause the Company to establish in writing (each, a “Series Designation”) one or more series as such term is used under Section 18-215 of the Delaware Act (each a “Series”). The Series Designation shall relate solely to the Series established thereby and shall not be construed: (i) to affect the terms and conditions of any other Series, or (ii) to designate, fix or determine the rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of Shares associated with any other Series, or the Members associated therewith. The terms and conditions for each Series shall be as set forth in the operating agreement and the Series Designation, as applicable, for the Series.

Management Plans and Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. To date, the Company has incurred net losses and has no working capital. We will rely heavily on financing from both our Administrative Manager and proposed Asset Manager and have not been guaranteed funding from either party to ensure that we can continually meet our obligations. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern within one year after the date that the financial statements are issued.

During the next 12 months, we intend to fund the Company’s operations through revenues from operations, member contributions or advances, and security offerings. There are no assurances that we will be able to raise capital on terms acceptable to the Company. If the Company is unable to obtain enough additional capital, it may be required to reduce the scope of planned operations, which could harm the business financial condition and operating results. The financial statements do not include any adjustments that might result from these uncertainties.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amount of expenses during the reporting periods. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

F-7

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1	- Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2	- Include other inputs that are directly or indirectly observable in the marketplace.

Level 3	- Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2020. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Revenue Recognition

The Company will recognize revenue under the guidance of Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. Under ASC 606, the Company 1) identifies the contract with the customer 2) identifies the performance obligations in the contract 3) determines the transaction price, 4) determines if an allocation of that transaction price is required to the performance obligations in the contract, and 5) recognizes revenue when or as the companies satisfies a performance obligation. To date, the Company has not recognized any revenue from intended operations.

Income Taxes

As of December 31, 2020, the Company is taxed as a Limited Liability Company (LLC). Under these provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the Members are liable for individual federal and state income taxes on their respective shares of the Company’s taxable income. The Company will pay state franchise taxes. Each of the Series may elect to be taxed as a C corporation and as such will be subject to income tax at the Series level. The Company is subject to U.S. federal, state, and local income tax examinations by tax authorities for all periods since Inception. The Company currently does not have any ongoing tax examination.

Risks and Uncertainties

The Company’s operations are subject to compliance with new laws and regulations. Significant changes to regulations governing the way the Company derives revenues could impact the company negatively. Technological advancements and updates as well as maintaining compliance standards are required to maintain the Company’s operations.

F-8

Concentration of Credit Risk

The Company will maintain its cash with a major financial institution located in the United States of America which it believes to be credit worthy.  Balances are insured by the Federal Deposit Insurance Corporation up to $250,000.  At times, the Company may maintain balances in excess of the federally insured limits.

Recent Accounting Pronouncements

The Financial Accounting Standards Board issues Accounting Standards Updates (“ASU”) to amend the authoritative literature in Accounting Standards Codification. Management believes that those issued to date are either already included in the Company’s accounting or (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our financial statements.

NOTE 3 – DUE TO RELATED PARTIES

To date, the Administrative Manager and the proposed Asset Manager paid for the formation and offering costs of the Company, which is the full balance of due to members’ on the accompanying balance sheet. The costs will be allocated to the Series pursuant to the allocation policy.  The Series will be responsible for their costs, and the amount the Managers can be reimbursed each month for a Series is capped at 0.5% of the aggregate gross proceeds from an offering of that Series.

The Company’s Administrative Manager intends to establish other companies that intend to raise funds and operate under their intended business plan. Although there are no transactions with related entities other than described above, the Administrative Manager is able to influence the Company’s operations for the benefit of other companies under its control.

Economic Dependency

The Company is dependent on its Administrative Manager and proposed Asset Manager to provide certain services that are essential to the Company, including operational decisions, security offerings, as well as other administrative responsibilities for the Company including accounting services and investor relations. As a result of these relationships, the Company is dependent upon the Administrative and proposed Asset Manager and their affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

We are currently not involved with or know of any pending or threatening litigation against the Company or any of its officers.

NOTE 5 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events that occurred after December 31, 2020 through May 7, 2021. There have been no events or transactions during this time which would have a material effect on these financial statements.

F-9

PART III – EXHIBITS

Exhibit Index

2.1 Certificate of Formation of StartEngine Collectibles Fund I LLC*

2.2 Form of Limited Liability Company Agreement of StartEngine Collectibles Fund I LLC

2.3 Amended & Restated Series Designation for Series Music**

2.4 Amended & Restated Series Designation for Series Wine**

4.1 Form of Subscription Agreement for Series Music Shares

4.2 Form of Subscription Agreement for Series Wine Shares

8.1 Escrow Agreement**

11.1 Consent of Auditor

12.1 Opinion of CrowdCheck Law LLP**

* Previously filed.

** To be filed by amendment

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on May 25, 2021.

STARTENGINE COLLECTIBLES FUND I LLC
By: StartEngine Assets LLC, its Managing Member

By:	/s/ Johanna Cronin
Johanna Cronin Manager

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

SIGNATURE		TITLE	DATE

/s/ Johanna Cronin		Manager of StartEngine Assets, LLC	May 25, 2021
Johanna Cronin		(principal executive officer and principal financial and accounting officer)

StartEngine Assets, LLC		Managing Member	May 25, 2021

By:	/s/ Johanna Cronin
Name: Johanna Cronin
Title: Manager

63